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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IMS Health Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMS HEALTH INCORPORATED 901 Main Avenue Norwalk, CT 06851

March 27, 2009

Dear Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of IMS Health Incorporated on May 1, 2009, at 11:30 a.m. at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting and provides information about IMS.

        Your vote is important. Whether you plan to attend the meeting or not, please vote by telephone, over the Internet or complete and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

Sincerely,

DAVID R. CARLUCCI Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 1, 2009

DATE:	Friday, May 1, 2009
TIME:	11:30 a.m.
PLACE:	The Hyatt Regency 1800 East Putnam Avenue Greenwich, Connecticut

ITEMS OF BUSINESS:	•	To elect two Directors for a one-year term.
	•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.
	•	To approve amendments of the Restated Certificate of Incorporation to eliminate the supermajority vote provisions.
	•	To transact any other business that may properly come before the meeting.
RECORD DATE:	Holders of IMS Common Stock of record at the close of business on March 6, 2009 are entitled to vote at the meeting.
ANNUAL REPORT:	The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2008 (the "2008 Annual Report"), which is not part of the proxy soliciting materials, is enclosed.
PROXY VOTING:
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held May 1, 2009:

•This Proxy Statement and the 2008 Annual Report are available at
http://www.imshealth.com/Proxy2009

By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 27, 2009 Norwalk, Connecticut

		Page
Incorporation By Reference		77
Solicitation of Proxies		78
Reduce Mailings		78
APPENDIX A—	Director Independence Standards (Excerpts from Guidelines for Determining Director Independence)	A-1
APPENDIX B—	Proposed Changes to Certificate of Incorporation Resulting From Proposal No. 3 (Amendments of the Restated Certificate of Incorporation to Eliminate the Supermajority Vote Provisions)	B-1

IMS HEALTH INCORPORATED
901 Main Avenue
Norwalk, Connecticut 06851

PROXY STATEMENT

Introduction

        You are invited to attend the 2009 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS," the "Company," "we," or "us") on Friday, May 1, 2009, beginning at 11:30 a.m. (the "Meeting"). The Meeting will be held at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut.

        Our Board of Directors (the "Board") is requesting your proxy to vote at the 2009 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. We are sending this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, proxy card, and the Company's 2008 Annual Report to inform you about the Meeting and request that your shares be represented and voted at the Meeting. These materials are being mailed starting March 27, 2009, to shareholders entitled to vote at the Meeting.

The Company

        IMS is a leading global provider of market intelligence to the pharmaceutical and healthcare industries. We are incorporated in the state of Delaware, have operations in more than 100 countries and employ approximately 7,500 employees worldwide. Our principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851. Our telephone number is (203) 845-5200.

About the Annual Meeting

    What is the purpose of the Meeting?

        At the Meeting, holders of IMS Common Stock will consider and act upon the following items of business:

—	Election of two Directors for a one-year term;
—	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009;
—	Approval of amendments of our Restated Certificate of Incorporation to eliminate the supermajority vote provisions; and
—	Transaction of any other business that may properly come before the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held May 1, 2009:

•This Proxy Statement and the 2008 Annual Report are available at
http://www.imshealth.com/Proxy2009

        The Board recommends a vote FOR the election of the two nominees proposed for election as Director, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009, and FOR approval of amendments of our Restated Certificate of Incorporation to eliminate the supermajority vote provisions.

    Who is entitled to vote at the Meeting?

        Only shareholders of record on March 6, 2009, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. At that date, IMS had 181,763,123 shares of Common Stock outstanding.

    What are the voting rights of shareholders?

        Each share of Common Stock is entitled to one vote. There is no cumulative voting.

    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with IMS's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the "shareholder of record." This Proxy Statement, proxy card and the 2008 Annual Report have been sent directly to you by IMS.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. In that case, this Proxy Statement and the 2008 Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following their instructions for voting.

    How do shareholders vote?

        If you are a shareholder of record, you may have your shares voted on matters presented at the Meeting in any of the following ways:

    In person—You may attend the Meeting and cast your vote there.

    By proxy—Shareholders of record have a choice of voting by proxy:

•
Over the Internet. The Web site for Internet voting is on your proxy card;

•
By using a toll-free telephone number noted on your proxy card; or

•
By completing a proxy card and mailing it in the postage-paid envelope provided.

        If you are a beneficial owner, please refer to your proxy card or the information forwarded by your broker, bank or nominee to see which of the above choices are available to you.

        A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:00 p.m. E.D.T. on April 30, 2009.

    If a shareholder gives a proxy, how are the shares voted?

        Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your "proxies") will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Meeting.

        If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends, which recommendations are set forth above.

        It is possible that items of business other than those listed above may be brought before shareholders at the Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the persons named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion. In any event, the individuals named as proxies must comply with the rules of the Securities and Exchange Commission (the "SEC") when voting shares on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Meeting that was timely in accordance with our Bylaws. The individuals named as proxies on the proxy card accompanying this Proxy Statement are David R. Carlucci, Chairman, Chief Executive Officer and President of IMS, Leslye G. Katz, Senior Vice President and Chief Financial Officer of IMS, and Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary of IMS.

    If I vote by proxy, may I still attend the Meeting?

        Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the Meeting and voting in person.

    How can I revoke a proxy?

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of IMS, which must be filed with the Corporate Secretary by the time the Meeting begins, or by attending the Meeting and voting in person.

    If I hold shares in the IMS Health Incorporated Savings Plan, how can I vote them?

        If you participate in the IMS Health Incorporated Savings Plan and have contributions invested in IMS Common Stock, the proxy card will serve as a voting instruction for the Trustee of the Plan. You must return your proxy card in sufficient time for us to receive it no later than April 27, 2009. We will then forward your proxy card to the Trustee. If your proxy card is not received by that date or if you sign and return the proxy card without instructions marked in the boxes, the Trustee will vote your shares of Common Stock held in the Plan in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

    What constitutes a quorum?

        A quorum of shares is necessary to hold a valid shareholders' meeting. The IMS Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of shareholders. Shares for which a shareholder directs an "abstention" from voting, as well as shares that a broker holds in "street name" and votes on some matters but not others ("broker non-votes," which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

    What vote is required to approve each item of business?

        Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted "for" a Director nominee exceeds the number of votes cast "against" the Director nominee. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee is required to consider any such offer of resignation and to recommend to the Board the action to be taken with respect to the tendered offer of resignation. The Board is required to take action within 90 days of the date of the certification of election results, unless such action would cause the Company to fail to comply with any requirement of the New York Stock Exchange ("NYSE") or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If you are present at the Meeting but do not vote for or against a particular nominee, or if you have given a proxy and abstained on a nominee, or if there are broker non-votes, the shares withheld or not voted will not affect the outcome of the election of Directors.

        For the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Meeting is required for approval. If your shares are present at the meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted are not considered present at the Meeting for such proposal and are, therefore, not counted in respect of such proposal.

        The management proposal to amend the Restated Certificate of Incorporation requires the affirmative vote of 80 percent of the outstanding shares. For this item, if your shares are present at the meeting but do not vote or if you abstain from voting, or if there are broker non-votes, the shares not voted will have the same effect as a vote against the proposal.

    If I cannot attend the meeting, what are the deadlines for voting?

        If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:00 p.m. E.D.T. on April 30, 2009 and in that case it is not necessary for you to return your proxy card.

        If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of IMS by the time the Meeting begins.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table shows information regarding the number of shares of Common Stock "beneficially owned" by each of our Directors, each nominee for Director and each of our named executive officers listed in the Summary Compensation Table below, all of our current Directors and executive officers as a group, and each person known to be a beneficial owner of more than five percent of our outstanding stock. "Beneficial ownership" includes shares that a shareholder has the power to vote or the power to transfer, and also includes Common Stock options and appreciation rights that were either exercisable at the specified date or will become exercisable within 60 days thereafter and shares deliverable in connection with stock units. Unless otherwise indicated in the footnotes, this information is presented as of March 2, 2009. Percentages are based upon the number of shares of Common Stock outstanding at March 2, 2009, plus the number of shares that the indicated person or group had a right to acquire within 60 days after such date and shares deliverable in connection with stock units.

        The table reflects information provided by the Directors, nominees, executive officers and beneficial owners of more than five percent of our outstanding Common Stock. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed, and the beneficial ownership of the person or group does not exceed one percent of the outstanding Common Stock. Restricted stock units and deferred stock units represent shares subject to restrictions on transferability and, in the case of units, do not have voting rights until settlement at specified future dates. Share figures have been rounded down to whole shares.

Name	Number of Shares and Nature of Ownership(1)(2)
David R. Carlucci	137,804	Direct
	204,468	Restricted/Deferred Stock Units
	728,706	Right to Acquire Within 60 Days by Exercise of Options/SARs

1,070,978
Constantine L. Clemente	16,263	Direct
	28,065	Restricted/Deferred Stock Units
	30,000	Right to Acquire Within 60 Days by Exercise of Options

74,328
James D. Edwards	15,674	Direct
	10,405	Restricted/Deferred Stock Units
	30,000	Right to Acquire Within 60 Days by Exercise of Options

56,079
Kathryn E. Giusti	13,316	Direct
	10,405	Restricted/Deferred Stock Units
	30,000	Right to Acquire Within 60 Days by Exercise of Options

53,721
John P. Imlay, Jr.	58,076	Direct
	33,383	Restricted/Deferred Stock Units
	39,224	Right to Acquire Within 60 Days by Exercise of Options

130,683

Name	Number of Shares and Nature of Ownership(1)(2)
Leslye G. Katz	19,701		Direct
	26,889		Restricted/Deferred Stock Units
	118,765		Right to Acquire Within 60 Days by Exercise of Options/SARs

	165,355
Kevin C. Knightly	13,567		Direct
	31,179		Restricted/Deferred Stock Units
	155,490		Right to Acquire Within 60 Days by Exercise of Options/SARs

	200,236
H. Eugene Lockhart	8,948		Direct
	16,772		Restricted/Deferred Stock Units
	41,301		Right to Acquire Within 60 Days by Exercise of Options

	67,021
Gilles V. J. Pajot	173,994		Direct
	61,170		Restricted/Deferred Stock Units
	595,103		Right to Acquire Within 60 Days by Exercise of Options/SARs

	830,267
M. Bernard Puckett	13,159		Direct
	17,103		Restricted/Deferred Stock Units
	39,224		Right to Acquire Within 60 Days by Exercise of Options

	69,486
Robert H. Steinfeld	60,651		Direct(3)
	26,962		Restricted/Deferred Stock Units
	332,419		Right to Acquire Within 60 Days by Exercise of Options/SARs

	420,032
William C. Van Faasen	22,767		Direct
	15,035		Restricted/Deferred Stock Units
	60,861		Right to Acquire Within 60 Days by Exercise of Options

	98,663
Bret W. Wise	2,000		Direct
	15,785		Restricted/Deferred Stock Units

	17,785
All Current Directors and Executive Officers as a Group (19 in number)	624,725		Direct
	599,840		Restricted/Deferred Stock Units
	3,053,422		Right to Acquire Within 60 Days by Exercise of Options

	4,277,987	(4)

Name	Number of Shares and Nature of Ownership(1)(2)
Barclays Global Investors, N.A.	17,082,292	(5)
Ariel Capital Management LLC	15,350,013	(6)
FMR, LLC	14,215,143	(7)
Wellington Management Company, LLP	9,475,600	(8)

(1)
No Director or named executive officer listed in the Summary Compensation table pledged as of the record date any shares of Common Stock of the Company as security.

(2)
As of March 2, 2009, Director nominee Bradley T. Sheares does not beneficially own any shares of Common Stock of the Company.

(3)
Mr. Steinfeld shares investment and voting rights with his spouse with respect to these shares.

(4)
Represents 2.3% of the outstanding Common Stock at March 2, 2009.

(5)
Represents 9.40% of the outstanding Common Stock at March 2, 2009. The information concerning Barclays Global Investors, N.A. ("Barclays") was obtained from a Schedule 13G filed with the SEC on February 6, 2009, reporting beneficial ownership at December 31, 2008. Barclays filed the Schedule 13G together with seven apparently affiliated companies, indicating that Barclays and one other of the filing entities was a bank, one other filing entity was an Investment Adviser and five were non-U.S. institutions. This Schedule 13G reported, in the aggregate, sole voting power over 14,552,359 shares and sole dispositive power over 17,082,292 shares, with Barclay's itself having aggregate beneficial ownership of 12,259,367 shares, including sole voting power over 2,207,040 shares and sole dispositive power over 2,218,391 shares. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(6)
Represents 8.45% of the outstanding Common Stock at March 2, 2009. The information concerning Ariel Investments, LLC ("Ariel") was obtained from a Schedule 13G/A filed with the SEC on February 13, 2009, reporting beneficial ownership at December 31, 2008. This Schedule 13G/A reported that Ariel had sole voting power over 13,558,303 shares and sole dispositive power over 15,342,468 shares. The address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(7)
Represents 7.82% of the outstanding Common Stock at March 2, 2009. The information concerning FMR LLC ("FMR") and related entities was obtained from a Schedule 13G/A filed with the SEC on February 16, 2009, reporting beneficial ownership at December 31, 2008. FMR filed the Schedule 13G/A together with its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), and Edward C. Johnson, 3rd, Chairman and a principal shareholder of FMR. This Schedule 13G/A reported that FMR had sole voting power over 10,843 shares of Common Stock and sole dispositive power over 14,215,143 shares of Common Stock. It also reported that Fidelity, a registered investment advisor, beneficially owned 14,105,050 shares of Common Stock, as a result of acting as investment adviser to various registered investment companies (the "Funds"). This Schedule 13G/A reported that Mr. Johnson and FMR, through its control of Fidelity and the funds, each has sole dispositive power over the 14,105,050 shares. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Funds. FMR further reported that Strategic Advisers, Inc. ("Strategic"), a wholly-owned subsidiary of FMR and a registered investment adviser, beneficially owned 75 shares of Common Stock, as a result of providing investment advisory services to individuals, and that FMR's beneficial ownership of Common Stock includes such 75 shares. FMR also reported that Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 110,018 shares of Common Stock, as a result of service as investment manager of institutional accounts. This Schedule 13G/A reported that Mr. Johnson and FMR, through its control of PGATC, each had sole dispositive power over, and sole power to vote or direct the voting of, the 110,018 shares of Common Stock owned by such institutional accounts. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Represents 5.21% of the outstanding Common Stock at March 2, 2009. The information concerning Wellington Management Company, LLP ("Wellington Management") was obtained from a Schedule 13G/A filed with the SEC on February 17, 2009, reporting beneficial ownership at December 31, 2008. This Schedule 13G/A reported that Wellington Management had shared voting power over 917,900 shares and shared dispositive power over 9,475,600 shares. The address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Filing persons must furnish us with copies of the Section 16(a) reports they file. We assist our Directors and executive officers in meeting these and other reporting obligations that arise as a result of their service to us. Based solely on our review of the Section 16(a) reports we have received and written representations from some filers that no other reports were required, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-ten-percent shareholders were complied with for the 2008 fiscal year.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine directors. The Board will increase to ten members on April 21, 2009 when the appointment of Bradley T. Sheares to the Board becomes effective. In accordance with the retirement age policy under our Corporate Governance Principles, immediately following the Meeting, John P. Imlay, Jr. is expected to retire from the Board after ten years of valued service as a Director. Upon Mr. Imlay's retirement, the number of Directors shall decrease again to nine.

        Our Directors are currently grouped into three classes, each of which were elected for three-year terms. At the Annual Meeting of Shareholders held May 2, 2008 (the "2008 Annual Meeting"), the shareholders approved amendments to the Company's Restated Certificate of Incorporation that provided for the phased declassification of the Board. Under these amendments, the Company's Directors, including those elected for three-year terms at the 2008 Annual Meeting, will complete their three-year terms and, if nominated, will be eligible for re-election to one-year terms at each annual meeting of shareholders thereafter. Beginning with the 2011 Annual Meeting of Shareholders, the declassification of the Board will be complete, and all Directors will be subject to annual re-election for one-year terms.

        If elected, the two nominees for election as Directors at this Meeting will each serve for a one-year term expiring at the 2010 Annual Meeting of Shareholders.

        The seven continuing Directors whose terms of office do not expire in 2009 will continue after the Meeting until their existing terms expire and until their successors are duly elected and qualified. See "Directors Continuing in Office" below.

        The Board proposes the election of H. Eugene Lockhart and Bradley T. Sheares as Directors at the Meeting for a one-year term expiring at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR THE NOMINEES NAMED BELOW

        Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom are now or will be at the time of the Meeting, members of the Board. If any nominee is unwilling or unable to serve as a Director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting the proxy may vote for the election of another person in accordance with their judgment.

DIRECTORS STANDING FOR ELECTION

        The following information provides, for the nominees for election as Directors, the nominee's name, age, position with IMS, principal occupations during the last five years, and other directorships in public companies, as well as the year the nominee first became a Director.

        H. EUGENE LOCKHART. Mr. Lockhart, age 59, has served as a Director of IMS since June 1998. Since May 2005, Mr. Lockhart has been an Operating Partner of Diamond Castle Holdings, LLC, a private equity investment firm, and from February 2003, a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart was President and Chief Executive Officer of NewPower Holdings, Inc., a provider of energy and related services. Prior to joining NewPower Holdings, Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as Executive Vice President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart was President, Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart also serves as a director of the following public companies: Asset Acceptance Capital Corp., Huron Consulting Group Inc. and RadioShack Corporation.

        BRADLEY T. SHEARES. Dr. Sheares, age 52, will begin serving as a Director of IMS effective April 21, 2009. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., a pharmaceutical company with integrated sales, marketing and development expertise that marketed a portfolio of branded cardiovascular pharmaceutical products, from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant Pharmaceuticals, Dr. Sheares served as President of U.S. Human Health, Merck & Co., from March 2001 until July 2006. Prior to that time, he served as Vice President, Hospital Marketing and Sales for Merck's U.S. Human Health business. Dr. Sheares joined Merck in 1987. Dr. Sheares also serves as a director of the following public companies: Covance Inc., Honeywell International, Inc. and Progressive Corporation.

DIRECTORS CONTINUING IN OFFICE

        CLASS II DIRECTORS. The following Directors have terms ending in 2010:

        JAMES D. EDWARDS. Mr. Edwards, age 65, has served as a Director of IMS since October 2002. He retired in 2002 as Managing Partner—Global Markets, for Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen in 1964 and served in several positions after that time. Mr. Edwards is also a director of the following public companies: Cousins Properties, Inc., Crawford & Company, Huron Consulting Group Inc. and Transcend Services, Inc.

        WILLIAM C. VAN FAASEN. Mr. Van Faasen, age 60, has been a Director of IMS since June 1998. Mr. Van Faasen has served as Lead Director of IMS since February 2006. On December 31, 2007, Mr. Van Faasen retired from Blue Cross and Blue Shield of Massachusetts, a health insurance firm in Boston, Massachusetts, where he served as Chairman of the Board beginning in July 2005. From February 2004 until July 2005, he served as Chairman and Chief Executive Officer; from March 2002 until February 2004, he was Chairman, President and Chief Executive Officer and from September 1992 until March 2002, he was President and Chief Executive Officer of Blue Cross and Blue Shield of Massachusetts. Mr. Van Faasen is also a director of Liberty Mutual Insurance Company and NSTAR.

        BRET W. WISE. Mr. Wise, age 48, has been a Director of IMS since December 2006. Since January 2009, Mr. Wise has served as Chairman and Chief Executive Officer of Dentsply International Inc., a global medical device company located in York, Pennsylvania. From

January 2007 until January 2009, he served as Chairman, Chief Executive Officer and President; from January 2006 to January 2007, he was Chief Operating Officer; from January 2005 to January 2006, he was Executive Vice President; and from December 2002 until January 2005, he was Senior Vice President and Chief Financial Officer of Dentsply International. Mr. Wise was Senior Vice President and Chief Financial Officer of Ferro Corporation of Cleveland, Ohio, a global chemical company from June 1999 to November 2002; Vice President and Chief Financial Officer of WCI Steel, Inc., of Warren, Ohio from August 1994 to June 1999; and prior to June 1994, he was a partner with the global accounting firm KPMG. Mr. Wise is also a director of Dentsply International.

        CLASS III DIRECTORS. The following Directors have terms ending in 2011:

        DAVID R. CARLUCCI. Mr. Carlucci, age 54, has served as a Director and as Chairman, Chief Executive Officer and President of IMS since April 2006, and as a Director and as Chief Executive Officer and President from January 2005 until April 2006. From October 2002 until January 2005, he was President and Chief Operating Officer of IMS. From January 2000 until January 2002, Mr. Carlucci was General Manager, IBM Americas, which comprises all of IBM's sales and distribution operations in the United States, Canada and Latin America. From January 1998 to January 2000, he was General Manager, IBM's S/390 Division. From February 1997 to January 1998, Mr. Carlucci was Chief Information Officer for IBM. Mr. Carlucci is also a director of MasterCard, Inc.

        CONSTANTINE L. CLEMENTE. Mr. Clemente, age 71, has served as a Director of IMS since December 2001. Since September 2002, Mr. Clemente has engaged in a number of personal investment and major non-profit activities. From August 2002 until September 2002, he provided consulting services to Pfizer, Inc. Mr. Clemente retired from Pfizer in August 2002. From May 1999 until August 2002, he was Executive Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. From 1992 until May 1999, Mr. Clemente served as Senior Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. Mr. Clemente joined the legal division of Pfizer in 1964 and served Pfizer in a number of domestic and international positions after that time.

        KATHRYN E. GIUSTI. Ms. Giusti, age 50, has served as a Director of IMS since February 2002. Since March 2006, she has served as Chief Executive Officer, and from January 1998 until March 2006, she served as the President, of the Multiple Myeloma Research Foundation, a non-profit organization aimed at funding research for and advancing awareness of multiple myeloma. She is also Chief Executive Officer of the Multiple Myeloma Research Consortium, a collaboration of leading myeloma research institutions dedicated to accelerating drug development through innovative research efforts. From 1992 through March 1997, she worked for G.D. Searle & Company, a subsidiary of Pharmacia Corporation, where she most recently served as Executive Director, Worldwide Arthritis Franchise.

        M. BERNARD PUCKETT. Mr. Puckett, age 64, has served as a Director of IMS since June 1998. From August 2002 until September 2007, Mr. Puckett served as Chairman of the Board of Openwave Systems, Inc. Mr. Puckett has been a private investor since January 1996. He previously held the position of President and Chief Executive Officer of Mobile Telecommunication Technologies Corporation, a telecommunications firm, from May 1995 until January 1996. In addition, he served as President and Chief Operating Officer of that firm from January 1994 until May 1995. Mr. Puckett also serves as a director of Direct Insite Corporation and Skilled Healthcare Group, Inc.

CORPORATE GOVERNANCE AT IMS

Board of Directors

        The Board is responsible for supervision of the overall affairs of IMS. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular, as well as special, meetings of the Board and its committees. In addition, to promote open discussion among our non-management and independent Directors, those Directors meet in regularly scheduled executive sessions without the participation of the management Director.

        The Board has appointed an independent Director to serve in a lead capacity ("Lead Director"). The Lead Director is an independent Director appointed annually by the Board. The Lead Director's responsibilities include presiding over executive sessions of the non-management/independent Directors, facilitating information flow and communication between the Directors and the Chairman of the Board and performing such other duties specified by the Board and outlined in the Charter of the Lead Director, which can be found in the "Investors" section of our website at http://www.imshealth.com. Currently, our Lead Director is William Van Faasen.

        To assist in carrying out its duties, the Board has delegated authority to three committees: the Audit Committee, the Human Resources Committee and the Nominating and Governance Committee. The Board held five meetings during 2008. Overall attendance at Board and Committee meetings was 96%. No Director attended fewer than 86% of the total number of meetings of the Board and of the Committees of the Board on which the Director serves.

        Our policy on Director attendance at annual meetings calls for Directors to be invited but not required to attend IMS's annual meetings of shareholders. No Directors attended the 2008 Annual Meeting of Shareholders other than Mr. Carlucci.

Documents Establishing Our Corporate Governance

        The Board has a long-standing commitment to sound and effective corporate governance practices. In November 2003, the NYSE adopted significant new corporate governance rules for listed companies. The SEC also adopted a number of new rules affecting corporate governance and disclosure in 2002 and 2003 with the implementation of the Sarbanes-Oxley Act of 2002. The Board already had in place for several years many of the new NYSE requirements and, together with management, continues to engage in an ongoing review of our corporate governance policies in order to meet the highest applicable standards.

        The following key documents are the foundation of corporate governance at IMS:

  •
  Corporate Governance Principles

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers

  •
  Policy on Business Conduct

  •
  Guidelines for Determining Director Independence

  •
  Charters for the three Board Committees and the Lead Director:

  —
  Audit Committee

  —
  Human Resources Committee

    —
    Nominating and Governance Committee

    —
    Lead Director

  •
  Policy and Procedures Governing Related-Person Transactions

  •
  Policy on Reimbursement in Restatement Situations

        These documents and other important information on our corporate governance are posted in the "Investors" section of our website, and may be viewed at http://www.imshealth.com. We will also provide printed copies of these documents free of charge to any shareholder who sends the General Counsel a request at: IMS Health Incorporated, 901 Main Avenue, Norwalk, Connecticut 06851.

        The Board's Corporate Governance Principles address a number of important governance matters such as:

  •
  Selection and monitoring of the performance of senior management;

  •
  Succession plans for the Chairman, Chief Executive Officer and President and certain other members of our senior management;

  •
  Qualifications for Board membership, including mandatory retirement for Board members at age 72;

  •
  Functioning of the Board, including the requirement for Executive Sessions at each Board meeting, and the election of a Lead Director; and

  •
  Committee responsibilities.

        In February 2008, the Board amended our Bylaws to provide that Directors shall be elected by a majority of the votes cast in uncontested elections. Under this majority voting standard, a majority of the votes cast means the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. Prior to this amendment to our Bylaws, Directors were elected by a plurality of the votes cast in both uncontested and contested elections.

        In addition to amending the Bylaws, the Board also amended our Corporate Governance Principles to provide that incumbent directors who fail to receive a majority of the votes cast in an uncontested election shall promptly tender an offer of resignation following certification of the vote. Pursuant to the amended Corporate Governance Principles, our Nominating and Governance Committee shall consider any such resignation offer and shall recommend to the Board the action to be taken. The Board is required to take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of the NYSE or any rule or regulation promulgated under the Exchange Act.

        We have a written "Policy and Procedures Governing Related-Person Transactions." The key terms of this policy are as follows:

  •
  This policy applies to transactions in which IMS is to be a participant and in which a "related person" has or will have a direct or indirect material interest.

  •
  A "related person" means a Director, nominee for Director, executive officer, or shareholder which beneficially owns more than five percent of any outstanding class of our voting securities.

    —
    The term also includes immediate family members of such persons and entities that employ such persons or in which they have a substantial ownership interest.

  •
  The policy states that we should not engage in related-person transactions, unless:

  —
  The transaction offers clear advantages to the Company, and its purpose is not to confer an advantage on the related person;

  —
  We are acquiring goods or services, and comparable goods or services are not available from unrelated third parties;

  —
  We are selling goods or services, and the terms of the transaction are comparable to terms we provide to unrelated third parties;

  —
  The transaction will be approved for the Company by independent decision-makers in good faith and without influence of the Director, executive officer or principal shareholder who has a conflicting interest; or

  —
  The transaction is in our best interests.

  •
  Related-person transactions must be approved or ratified by the Nominating and Governance Committee, based on full information about the proposed transaction and the related person's interest.

  •
  The policy does not apply to some transactions, such as:

  —
  Compensation arrangements with Directors and executive officers, including perquisites, that are governed by the Human Resources Committee and its policies;

  —
  Transactions with shareholders in their capacity as such on non-discriminatory terms; and

  —
  Charitable contributions by executive officers to a related person.

  •
  Each Director, nominee, and executive officer has a duty to alert IMS to any potential related-person transaction.

  •
  The Nominating and Governance Committee is required to refer information to the Board regarding any related-person transaction that is likely to be significant in the Board's assessment of independence of a non-employee Director.

        We believe that our Corporate Governance Principles, Code of Ethics for Principal Executive Officer and Senior Financial Officers, Policy on Business Conduct, Guidelines for Determining Director Independence, Committee Charters, Policy and Procedures Governing Related-Person Transactions, Policy on Reimbursement in Restatement Situations and other governance documents meet current requirements and reflect the highest standards of corporate governance.

Independence of Directors

        We believe the key to effective corporate governance is that a substantial majority of the Directors be independent. The Board adopted the following statement at its meeting on February 10, 2009:

        "We have determined that the following IMS Directors are currently independent:

    Constantine L. Clemente
    James D. Edwards

    Kathryn E. Giusti
    John P. Imlay, Jr.
    H. Eugene Lockhart
    M. Bernard Puckett
    William C. Van Faasen
    Bret W. Wise

Our determination of 'independence' means that we find that the Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. Regarding Directors who are members of the Audit Committee, we find that each Director meets an even higher standard, in that each of them has not, other than in his or her capacity as a member of the Board or a Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, IMS or any subsidiary."

        In addition, on March 9, 2009, the Board adopted the following statement:

        "We have determined that Bradley T. Sheares is currently independent. Our determination of 'independence' means that we find that Dr. Sheares has no material relationship with IMS, directly or indirectly, that would interfere with his exercise of independent judgment as a Director of IMS."

        The Board made its determinations of independence in accordance with its "Guidelines for Determining Director Independence" referred to above. The Guidelines provide:

  •
  A Director cannot be independent if he or she fails to meet the objective requirements as to "independence" under the NYSE listing standards.

  •
  If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-person transaction or relationship with IMS or an "interlocking" relationship with another entity triggering disclosure under the SEC disclosure rules. These rules require disclosure of related-person transactions and interlocking relationships in our proxy statements. The SEC changed its rules regarding disclosure of related-person transactions in 2006. We apply the new rules to determine independence for 2006 and later years, but for years prior to 2006, we apply the rules as in effect for the relevant year.

  •
  If a Director who meets the objective NYSE independence requirements has had either a disclosable transaction or relationship or the Nominating and Governance Committee or the General Counsel requests that the Board consider any other circumstances in determining the Director's independence, the Board will make a subjective determination of independence.

  •
  The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

        Attached to this Proxy Statement as Appendix A is an excerpt from the Guidelines containing the categorical standards by which we determine "independence," other than the objective requirements under the NYSE listing standards.

Committees of the Board and Meetings

        Our Board has three standing committees:

  •
  Audit Committee

  •
  Human Resources Committee

  •
  Nominating and Governance Committee

        In 2008, the Audit Committee of the Board consisted of Messrs. Edwards (Chairman), Lockhart, Van Faasen and Wise. The Board has determined that Mr. Edwards is an "Audit Committee Financial Expert" as such term is defined in the SEC rules. Each member of the Audit Committee is financially literate and is an independent Director as defined in the NYSE listing standards. Based on information provided by each Audit Committee member, Messrs. Lockhart, Van Faasen and Wise also meet the requirements for qualification as an Audit Committee Financial Expert under the SEC's rules.

        The Audit Committee held eleven meetings in 2008. Throughout the year, the Committee met with senior members of our financial management team, including our Chief Financial Officer, our Controller, and our Director of Internal Audit, as well as our General Counsel and our independent registered public accounting firm. The primary functions of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; and (iv) the performance of the independent registered public accounting firm and the Company's internal audit function.

        The Audit Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter, amended and restated as of April 14, 2008, which include:

  •
  Monitoring the preparation of, and reviewing with (i) management, (ii) the individual in charge of our internal audit function and (iii) the independent registered public accounting firm, our annual audited financial statements and unaudited interim financial statements;

  •
  Supervising the relationship between the Company and our independent registered public accounting firm, including: having direct responsibility for its appointment, compensation and retention; reviewing the scope of its audit services; approving its non-audit services; and confirming its independence;

  •
  Overseeing management's implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, including a review of legal, compliance and regulatory matters affecting the Company, the Company's exposure to significant risks and the Company's internal auditing program; and

  •
  Providing the Report of the Audit Committee for inclusion in the annual proxy statement.

        In 2008, the Human Resources Committee of the Board consisted of Messrs. Puckett (Chairman), Clemente, and Imlay and Mr. Kamerschen, who retired from the Board and as member of this Committee in May 2008, having reached retirement age under our Governance Guidelines. This Committee held seven meetings during 2008. At each of its meetings, the Committee met with the Chairman and Chief Executive Officer and Senior Vice President Human Resources. At six of its meetings, the Committee also met with its independent compensation consultant. Each member of the Human Resources Committee is an independent director as defined in the NYSE listing standards. The primary function of the Human Resources Committee is to assist the Board in the discharge of its responsibilities to the shareholders, potential shareholders, other constituents and the investment community by:

  •
  Periodically reviewing and evaluating IMS's philosophy, goals and objectives with respect to the compensation and benefits of employees generally and executive management in particular to assure consistency with the philosophy and policies of the Board;

  •
  Establishing and reviewing the executive compensation and benefits policies, plans, programs, and arrangements of IMS for Board-approved corporate officers and certain other senior management positions;

  •
  Establishing the compensation policies, plans and programs for non-employee members of the Board;

  •
  Monitoring the administration of our compensation and benefits programs for executives, employees and non-employee members of the Board including equity awards;

  •
  Overseeing the executive performance appraisal process, management development programs and succession planning process for senior executives of IMS and making annual presentations summarizing these matters to the Board;

  •
  Reviewing and discussing with management the IMS Compensation Discussion and Analysis required by the SEC rules and recommending inclusion of the Compensation Discussion and Analysis in the annual proxy statement; and

  •
  Providing the Committee Report on Executive Compensation for the annual proxy statement.

        In 2008, the Nominating and Governance Committee of the Board consisted of Messrs. Kamerschen (Chairman), Clemente and Lockhart and Ms. Giusti. In May 2008, Mr. Kamerschen retired from the Board and as a member and Chairman of the Nominating and Governance Committee. Upon Mr. Kamerschen's retirement, Mr. Van Faasen was elected to become a member and Chairman of the Committee. This Committee held four meetings during 2008. Each member of the Nominating and Governance Committee is an independent Director as defined in the NYSE listing standards. The primary function of the Nominating and Governance Committee is to provide counsel to the Board with respect to:

  •
  Board organization, membership, and function;

  •
  Board committee structure and membership; and

  •
  General corporate governance matters and practices, including review and approval of related person transactions.

        This Committee is responsible for identifying individuals it believes are qualified to be Board members and recommending to the Board the nominees to stand for election as Directors. In this process, the Committee weighs the following criteria regarding a potential nominee: the relevance of the candidate's experience to the business of IMS and how that experience interplays with that of the other Board members; the candidate's enhancement of the diversity of the Board; the candidate's independence from conflict or direct economic relationship with IMS; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. In addition, the Committee considers candidates who allow the Board to maintain relationships with our customers and other stakeholder groups and to respond to developments in the market in which we operate. It is also expected that nominees will be individuals who possess the character, judgment, skill and reputation and hold positions or affiliations befitting a Director of a U.S. publicly held company of IMS's size.

        In 2008, the Committee retained the services of an executive search firm, Spencer Stuart, to assist the Company in identifying and evaluating potential nominees for Board membership. The Committee took this step with the intention of recruiting an individual who could be elected as an independent director filling the Board seat formerly occupied by Mr. Kamerschen, who retired in 2008. The Committee provided guidance to its search firm regarding particular qualifications sought in potential candidates. Spencer Stuart identified several potential candidates and provided background information regarding those individuals. In 2009, the Committee reviewed this information, and sought to follow up with individual candidates. None of these candidates had been proposed as a potential director by members of management or current Directors; in each case, the candidate was initially identified by the search firm. Committee members interviewed several candidates including Bradley T. Sheares and invited Dr. Sheares to visit our corporate offices and meet with all members of the Board, the Chief Executive Officer and other members of senior management. As a result of this process, the Committee recommended to the Board the election of Dr. Sheares to the Board and on March 9, 2009, the Board elected Dr. Sheares to the Board effective April 21, 2009. The Board has determined that Dr. Sheares is an independent director.

        This Committee will consider shareholders' recommendations of nominees for membership on the Board under the same process described above for candidates identified by the Committee. Shareholders may recommend candidates for membership on the Board to the Nominating and Governance Committee by submitting the names in writing to: Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary, IMS Health Incorporated, 901 Main Avenue, Norwalk, Connecticut 06851. The Bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting. These procedures are described below under the caption "Shareholder Proposals for 2010 Annual Meeting." Shareholders should provide the same information and follow the same procedures when recommending candidates for consideration by the Committee, except that it is recommended that the shareholder submit the candidate's name at least five months before the anniversary date of the last Annual Meeting.

Succession Planning for Directors and Executive Officers

        Vacancies on our Board occur from time to time, historically due to Board members attaining the mandatory retirement age of 72. As described above, the Nominating and Governance Committee is responsible for providing counsel to the Board regarding Board size, organization, membership and function, including identifying qualified candidates to become Board members as vacancies occur. The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. Under this ongoing process, the Chairman of the Nominating and Governance Committee and the Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, regarding the size of the Board, future retirements and director attributes desired for any new directorships. Once a decision has been made to recruit a new director, the Nominating and Governance Committee will typically retain a leading executive recruitment organization to assist it in its search by providing a diverse and qualified slate of candidates. As described above, this was the process recently used to identify and appoint Dr. Sheares to our Board.

        In addition, the Board also plans for succession to the positions of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chairman and Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential for succession. The Board is also provided with an assessment of persons considered potential successors to certain other senior management positions. This assessment results from our leadership development and succession planning process, which involves three principal steps:

    —
    Regional as well as functional assessments, in which more than 10% of our employees are reviewed to identify key employees and employees with high potential for increased responsibilities;

    —
    Chief Executive Officer review, consolidating the regional and functional reviews, focusing on senior executives' development and succession; and

    —
    Board of Director review and approval, focusing on Chief Executive Officer succession, key senior executives' development and succession, the pool of high-potential executives and initiatives to promote their development and retention as company leaders.

We use online tools and processes, followed by face-to-face reviews, to implement our leadership development and succession planning process. Through this process, we identify a pool of high-potential employees, representing approximately five percent of our employees, who are selected for development. Our development program emphasizes skills training, education and career planning.

How to Contact the Board and its Committees

        We have established a process by which shareholders and other interested parties can contact our Board, or a committee of the Board.

  •
  To contact the Board or a Board committee, you can send an email to imsbod@imshealth.com, or write to the following address:

Board of Directors
IMS Health Incorporated
901 Main Avenue
Norwalk, Connecticut 06851

  •
  All complaints and concerns will be received and processed by the Lead Director and the General Counsel's Office.

  •
  Complaints relating to IMS accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

  •
  You will receive a written acknowledgement from the General Counsel's Office upon receipt of your written complaint or concern.

  •
  You can report your concerns anonymously or confidentially.

Compensation of Directors

        The following table sets forth information regarding the compensation earned by or awarded to Board members who are not employees of IMS for Board service in 2008. Mr. Carlucci is the only IMS employee now serving on the Board. He is not compensated for Board service.

 Director Compensation for Fiscal 2008

Name	Retainers & Meeting Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
Constantine L. Clemente(3)	69,000	72,678	5,018	146,696
James D. Edwards(4)	84,000	72,678	5,018	161,696
Kathryn E. Giusti	58,500	72,678	5,018	136,196
John P. Imlay, Jr.(5)	60,000	72,678	5,018	137,696
Robert J. Kamerschen(6)	38,000	150,634	5,018	193,652
H. Eugene Lockhart	73,500	72,678	5,018	151,196
M. Bernard Puckett	71,500	72,678	5,018	149,196
William C. Van Faasen(7)	112,000	72,678	5,018	189,696
Bret W. Wise(5)	69,000	68,156	—	137,156

(1)
Compensation shown in the "Stock Awards" and "Option Awards" columns reflects the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R for equity awards, including expense relating to awards granted in earlier years which remained unvested in all or part of 2008. The compensation amounts were not discounted for estimated forfeitures related to the service-based vesting condition. The following table shows the grant date fair value of each grant of restricted stock units ("RSUs") to our Directors in 2008 and the aggregate number of stock awards and aggregate number of options held by each Director at December 31, 2008. Each Director was granted 5,720 RSUs on April 15, 2008. Deferred shares include vested RSUs, the settlement of which has been deferred by the Director. No stock options were granted to Directors in 2008:

	Granted in 2008(a)	Number Held at December 31, 2008
Name	Fair Value of RSUs at Grant Date ($)	Restricted Stock Units (Unvested) (#)	Deferred Shares (#)	Stock Options (#)
Constantine L. Clemente	129,158	10,405	8,948	30,000
James D. Edwards	129,158	10,405	—	30,000
Kathryn E. Giusti	129,158	10,405	—	39,000
John P. Imlay, Jr.	129,158	10,405	8,948	48,387
Robert J. Kamerschen	—	—	—	48,387
H. Eugene Lockhart	129,158	10,405	8,948	52,053
M. Bernard Puckett	129,158	10,405	6,698	48,387
William C. Van Faasen	129,158	10,405	—	73,295
Bret W. Wise	129,158	10,914	1,242	—

  (a)
  In 2008, each Director was granted 5,720 RSUs which vest in four equal annual installments beginning one year after grant. RSU awards are subject to earlier vesting upon death or disability of the Director, in the event of a change in control, or in other circumstances as determined by the Human Resources Committee. Fair value of each RSU equals the average of the high and low market price of our common stock on the date of grant ($22.58 on April 15, 2008).

(2)
Fair value of stock options is determined using the Black-Scholes option pricing model, based on the same assumptions as are used for calculating fair value for purposes of our financial statements except without discounting award value for estimated forfeitures related to service-based vesting conditions. These assumptions are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which shall be deemed to be part of this Proxy Statement.

(3)
Mr. Clemente deferred 100% of his 2008 cash fees into 3,512 deferred share units.

(4)
Mr. Edwards deferred 100% of his 2008 cash fees into deferred cash.

(5)
Messrs. Imlay and Wise deferred 50% of their 2008 cash fees into 1,523 and 1,736 deferred share units, respectively.

(6)
Mr. Kamerschen retired from service on May 2, 2008.

(7)
Lead Director.

        The following table summarizes our policy for compensating non-employee Directors as in effect during 2008 and remaining in effect at March 1, 2009:

Annual Board Retainer:	$45,000, payable in quarterly installments
Audit Committee Chair Annual Retainer:	$15,000 annually, payable in quarterly installments
Other Committee Chairs Annual Retainer:	$10,000 annually, payable in quarterly installments
Lead Director Annual Retainer:	$35,000 annually, payable in quarterly installments
Meeting Attendance Fees:	$1,500 for each Board meeting, $1,500 for each Board committee meeting
Restricted Stock Units ("RSUs"):	Effective 2007, Directors are awarded:
•
2,620 RSUs annually; these RSUs vest in four equal annual installments beginning one year after grant, subject to acceleration upon death, disability or upon termination in other circumstances as determined by the Human Resources Committee.
•
Grant of RSUs with a value of $70,000 annually; these RSUs vest in four equal annual installments beginning one year after grant, subject to acceleration upon death, disability or termination in other circumstances as determined by the Human Resources Committee.
•
Upon the initial election of a Director, a one-time grant of RSUs with a value of $40,000; these RSUs vest five years after grant, subject to acceleration upon death, disability or termination in other circumstances as determined by the Human Resources Committee.
• RSUs are settled by delivery of shares, and until that time do not have voting rights, but carry a right to payment of dividend equivalents, subject to vesting of the RSUs and payable upon settlement.

        Commencing in 2006, we granted RSUs in place of stock options as the form of annual equity grant to Directors. Previously, Directors received a grant of 7,000 stock options annually, which vested and became exercisable in three equal annual installments or earlier upon termination of service by death, disability or retirement or upon termination in other circumstances as determined by the Human Resources Committee, and expired seven years after grant or earlier following termination of service.

        Directors may elect to defer all or part of their compensation under our Non-Employee Directors' Deferred Compensation Plan, a non-qualified plan. Under this Plan, the participating Directors may direct deferrals to an account to be credited as deferred cash or deferred share units. The number of share units acquired is determined by dividing the cash amount deferred by 100% of the fair market value of the IMS stock at the deferral date. Deferrals of RSUs are also permitted. Dividend equivalents are credited on share units at the same rate as dividends are paid on Common Stock. Deferrals are non-forfeitable. The rate of interest credited on deferred cash equals 120% of the long-term "applicable federal rate" as in effect in the preceding December, which under SEC rules does not constitute an "above market" interest rate.

        If there is a change in control of IMS, Directors' stock options and RSUs generally will become vested. For this purpose, the term "change in control" has the same meaning as under the change-in-control agreements, described below under the caption "Potential Payments Upon Termination or Change-In-Control."

        Expenses for attending Board and committee meetings and fulfilling other duties as Directors are reimbursed by IMS.

        The Board of Directors has adopted share ownership guidelines for non-employee Directors because it believes that each non-employee Director should maintain a meaningful investment in IMS. Each non-employee Director is expected to own shares with a value of five times the annual retainer amount. New non-employee Directors are given between seven and eight years to achieve the guideline. All Directors who have served at least four years have met these ownership guidelines as of December 31, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

        This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

        Compensation of our named executive officers is determined under IMS's compensation program for senior executives. This program is governed by the Human Resources Committee of the Board. Currently, the Human Resources Committee (referred to in this Compensation Discussion and Analysis as the "Committee") determines the compensation of all executive officers of the Company. This discussion and analysis focuses on our named executive officers listed in the Summary Compensation Table and other compensation tables in this Proxy Statement.

Objectives of Our Compensation Program for Named Executive Officers

        Our executive team is critical to the success of IMS in fulfilling its mission and building value for shareholders. The principal objectives of our compensation program are to:

  •
  Permit us to recruit talented and well-qualified executives to serve in leadership positions;

  •
  Retain such experienced executives to lead our organization over the long-term, and succeed into positions of increasing responsibility;

  •
  Build corporate and shareholder value by:

  —
  Focusing our executives on achieving those key objectives critical to implementing the Company's business strategy;

  —
  Ensuring that our executives take a long-term perspective while concentrating on achievement of annual goals;

  —
  Holding executives directly accountable for results by providing a significant portion of compensation in performance incentives to be awarded for the creation of shareholder value and the achievement of business objectives established in accordance with sound risk management; and

  —
  Aligning the interests of our executives with the interests of our shareholders;

  •
  Motivate our executives to succeed by providing compensation that is directly based on performance and that, in relation to the results achieved, is competitive with compensation at comparable companies;

  •
  Offer compensation opportunities that are fair in relation to the compensation of other employees and reasonable from the perspective of shareholders;

  •
  Give assurance of fair treatment and financial protection so that executives, without undue concern for their personal circumstances, can identify and consider transactions that would be beneficial to shareholders but might change the control of IMS;

  •
  Provide reasonable financial benefits in the event the executive's services are no longer needed by the Company;

  •
  Safeguard the business of the Company, including protection from competition and other potentially adverse activities by the executive during and after employment;

  •
  Pay compensation in an efficient and cost-effective manner, taking into consideration accounting and tax consequences; and

  •
  Comply with applicable rules and regulations, and administer compensation on a transparent basis consistent with best practices of corporate governance.

        To accomplish these objectives, we intend that the levels of compensation available to executives who successfully enhance corporate and shareholder value be competitive with the compensation offered by other organizations that potentially could compete for their services. This is critical to our ability to recruit executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide IMS. It is likewise critical to our ability to motivate and retain high-quality executives who have demonstrated their value to our organization.

        We have designed our compensation program to tie an appropriate portion of each named executive officer's compensation to achievement of approved performance objectives. This "pay-for-performance" approach to compensation cascades throughout the organization and is supported by our global performance appraisal and job evaluation programs. As discussed below in greater detail, the principal measures of our business performance to which named executive officers' compensation is tied are revenues, operating income, free cash flow and, in the case of equity awards, the value returned to shareholders as measured by stock price.

        In setting policies and administering the compensation of named executive officers, the Committee reviews and takes into account all elements of compensation, including total direct compensation (including salary, annual incentive compensation and long-term compensation), benefits and perquisites, as well as the program's architecture including the balance of fixed-to-variable at-risk compensation and of cash-to-equity compensation. The Committee schedules regular reviews throughout the year in addition to reviews of special reports and analyses of executive compensation in consultation with its independent outside compensation consultant, Steven Hall & Partners, including current practices and trends among peer companies and general industry.

 Decision-Making Responsibility

        Governance of our compensation program is the responsibility of the Committee, which is comprised solely of independent Directors. The Committee works with management, in particular the Chairman and Chief Executive Officer and the Senior Vice President of Human Resources, in making decisions regarding our compensation program. As discussed above, the Committee considers the recommendations of management, and particularly the Chief Executive Officer, in connection with many of the decisions in setting compensation. The Committee also has directly engaged Steven Hall & Partners, a nationally known compensation consulting firm, to act as its independent compensation consultant, to assist in gathering and analyzing market data, including the data used for benchmarking total direct compensation, to inform the Committee regarding compensation standards and trends, to advise the Committee on program design including vehicles and performance measures, to assist the Committee in connection with this Compensation Discussion & Analysis, and to help us with communications and implementation of compensation programs and policies. In addition, during 2008 the Committee's consultant had significant assignments to prepare a review and analysis of our Chief Executive Officer's compensation and its alignment with performance, a review of our Board remuneration, a review of best practices for rules governing executives' sales of stock acquired under our compensation program, a review of ownership guidelines, a review of peer group composition, a review of long-term incentive practices, compliance of our compensation arrangements with tax rules and other regulations and a review of the Committee charter. The Committee is solely responsible for approving payments to the consultant, and the consultant reports directly to the Committee, which is solely responsible for the engagement and termination of the engagement. The Committee's consultant communicates with management in gathering information and supporting our program, but has been directed by us to exercise its independent judgment in advising the Committee on executive compensation matters. The consultant provides only executive compensation consulting services to us, and does not provide other services such as benefits administration or actuarial services.

Total Direct Compensation

        The Role of Benchmarking.    We intend that the levels of compensation available to named executive officers who achieve their objectives and successfully enhance corporate value be competitive with the compensation offered by our comparator companies and other organizations that potentially could compete for their services. This approach enables us to attract and retain the highest caliber of executive talent, which is critical to the long-term success of our Company in an increasingly challenging business environment.

        Specifically, we intend that, if our named executive officers achieve our targeted corporate objectives in a given year, they will earn total direct compensation comparable to the total direct compensation earned by executives performing similar functions at comparable companies. Total direct compensation includes three elements: salary, annual incentive, and long-term compensation. Long-term compensation includes several different types of awards, some of which are awarded under our Long-Term Incentive Program ("LTIP"), and some of which are separate from the LTIP but nevertheless are part of long-term compensation. We have developed a group of comparator companies, described below, that we use for "benchmarking" total direct compensation.

        Though this "benchmarking" is an important step in our process, its use is limited to setting the framework within which compensation will depend on performance:

  •
  For each named executive officer, we have generally used benchmarking as a significant consideration in setting the target level of annual incentive and long-term incentives, with the intention that such target amounts, together with salary, will result in total direct compensation within the range of the 50th to 75th percentiles of the comparator group. As discussed below, in some cases target total direct compensation falls outside of this range.

  —
  For incentives with a performance goal, we set the target performance level which must be achieved to trigger the payout of the target incentive amount based on IMS Health's long-term business strategy, annual operating plan and objectives.

  —
  For 2008 annual incentives and long-term incentive awards under our LTIP, a maximum payout level was set at 200% of the target payout level, and a threshold payout level was set at 75% of the target payout level (for one performance metric, the payout ranged from 0% to 75% of target for performance between the threshold level and the next higher performance level). We believe these opportunities are appropriate and within the range of typical practice for performance-based incentives among U.S. companies and among our comparator group.

  —
  We base the performance levels required for payment of target, maximum and threshold incentives on our business plan and not as benchmarks against performance of other companies.

  •
  We set target total direct compensation levels and the terms of incentive awards at a particular time, early in each year, to motivate achievement of performance goals. Executives receive payouts under their incentive awards after conclusion of the performance period, when results are evaluated and certified by the Committee and Board.

  —
  When amounts are paid out, no benchmarking of the payout level versus other companies takes place.

  —
  Awards that constitute long-term compensation, including those under the LTIP as well as stock appreciation rights ("SARs") and RSUs provide for compensation linked to stock price. We benchmark the value of these awards as of the time of grant, but the ultimate payout based on share value is not controlled by any further benchmarking adjustments.

  •
  In benchmarking, we seek to compare an executive's compensation level with that of executives in comparable positions at the comparator companies. In some cases, our executive's position responsibilities may differ substantially from those of the typical comparable executive at companies in the comparator group.

  •
  The data we use for benchmarking is gathered from proxy statements filed by the comparable companies with the SEC. Most companies file their proxy statements in March or April, reporting compensation information for the previous fiscal year. When setting target annual and long-term incentive amounts in early 2008, our Human Resources Committee generally is limited to reviewing competitive compensation data from fiscal years ending in 2006 which makes benchmarking less precise.

  •
  We do not separately benchmark elements other than those included in total direct compensation. The Committee reviews information regarding prevailing levels of other elements of compensation, but does not have a policy of setting each such element of pay at a particular benchmark level.

        In addition, we take into account other factors in setting the elements of total direct compensation, including the experience and length of service of the executive, relative responsibilities, challenges, potential contributions and business conditions.

        Comparator Companies.    In determining target levels of total direct compensation for named executive officers, we look at the levels of total direct compensation of executives among a consistent group of comparator companies from year to year with adjustments as required to reflect acquisitions and mergers, as well as relevant changes in size, performance and business operations. We review the same group of comparator companies in evaluating other aspects of executive compensation.

        Sixteen publicly traded companies were referenced for comparison purposes in evaluating the 2008 compensation of the named executive officers, including 11 healthcare and other information services companies and five medical supply companies. These are companies with which IMS competes for executive talent, or which have characteristics similar to IMS, including one or more of the following:

  •
  Projected revenues, growth, operating income, assets, market value and/or total shareholder returns;

  •
  Market presence outside the United States;

  •
  Leading market shares in significant or emerging markets; and

  •
  Similarities in scope of position responsibilities, executive qualifications and expertise, and/or performance challenges.

By the end of 2008, one* of the 16 companies had been removed from the list because the company was acquired by a private company. The following comparator companies were referenced during 2008:

Pharmaceutical/Medical Supply Companies(5)	Healthcare and Other Information Services Companies(11)
Allergan, Inc.	Acxiom Corporation
Beckman Coulter, Inc.	Affiliated Computer Services, Inc.
Forest Laboratories, Inc.	Ceridian Corporation*
St. Jude Medical, Inc.	Cerner Corporation
Stryker Corporation	Covance Inc.
DST Systems, Inc.
The Dun & Bradstreet Corporation
Equifax Inc.
Fair Isaac Corporation
Fiserv, Inc.
Moody's Corporation

*
Since the designation of these comparator companies, Ceridian was acquired. Therefore, this company was removed from the list of comparator companies during 2008.

        Compensation data for the comparator companies comes from benchmarking studies conducted by Steven Hall & Partners, the Committee's independent compensation consultant. In making decisions early in 2008 regarding total direct compensation for 2008, the Committee generally had data available from SEC filings by those companies reporting on their fiscal years ending in 2006. We recognized that executive compensation levels had trended upward in 2007, so that use of 2006 information for setting compensation would be conservative. We adjusted market data upward by 4% as an estimate of compensation levels that would prevail in mid-2008.

        Total Direct Compensation.    Total direct compensation consists of salary, annual incentive awards and long-term compensation. Long-term compensation includes several forms of awards at times granted to named executive officers: (i) performance-based RSUs—called "PERS"—granted based on the level of achievement of annual incentive performance goals; (ii) SARs; (iii) time-vested RSUs; and (iv) awards under the LTIP earnable through performance, half of which are cash amounts usually payable in shares after the two-year performance period and half of which are a number of RSUs that continue to be subject to service requirements for periods following the performance period.

        Incentive awards represent a specified portion of total direct compensation based on each executive officer's position responsibilities requiring achievement of performance goals as a condition to earning annual incentive awards and most long-term compensation, with upside opportunity for higher levels of performance and, conversely, downside for lesser achievement. We generally seek to position an executive's total direct compensation opportunity, earnable for performance at target levels, between the 50th and 75th percentile of the comparator group compensation for the corresponding position. We consider also the level of prior-year compensation in setting total direct compensation, which can have the effect of moderating changes in compensation amounts and targets as compared to changes in the market levels of such compensation. Absent unusual circumstances, we generally do not reduce an executive's salary level or the target level of annual or long-term incentive opportunities as a multiple of salary.

        For 2008, we did not adjust the named executive officer salaries. The 2008 salary levels reflected in the Summary Compensation Table are slightly higher than 2007 salary because 2007 salary increases occurred part way through the 2007 year. Annual incentive awards authorized for 2008 performance were consistent in amount with those for 2007, except for an increase in target amount for our Chief Financial Officer (discussed below). For 2008, we reduced by approximately 15% the payout level of the target long-term incentives opportunities granted as awards (apart from the PERS program) to named executive officers. This reduction was recommended by management and implemented by the Committee as one of several measures to contain 2008 expenses, which also entailed reductions in staff and other cost-reduction steps. Reducing the target level of long-term incentives also resulted in reducing the threshold and maximum payout levels by the same percentage. PERS awards earnable for performance in 2008, which are considered part of long-term incentives for those named executive officers receiving them, were not affected by this reduction. PERS awards are grants of RSUs shortly after the end of the year with a value equal to the value of the annual incentive awarded for that year, but with a requirement of two additional years of service in order for the award to vest.

        For 2008, we changed the form in which part of long-term compensation is awarded to named executive officers. For the portion of long-term awards other than PERS, SARs (Stock Appreciation Rights settled in stock) were granted representing 50% of the total value of each named executive officer's award, with an LTIP award (for the 2008-2009 performance period) representing the other 50%. SARs have economic terms equivalent to stock options, including a strike price (equivalent to an option's exercise price) equal to fair market value of the underlying shares at the date of grant and a term of seven years. SARs are exercisable solely for stock. The Committee determined to grant SARs as part of 2008 long-term incentives to increase the incentive based on shareholder value creation in our long-term program. SARs were not granted in 2007, so the LTIP award to each named executive officer for the 2007-2008 performance period had a proportionately higher value than that awarded for the 2006-2007 performance period.

        As shown in the table below, we positioned total direct compensation for 2008 at target payout levels for the Chief Executive Officer and Chief Financial Officer at levels below the 2006 median for their positions. Mr. Carlucci, our Chief Executive Officer, like our other named executive officers, received no salary increase for 2008. His target annual incentive level and the PERS portion of his long-term compensation remained at the same level as

2007, each equal to 110% of salary. Like other named executive officers, we reduced the equity portion of Mr. Carlucci's long-term incentives (apart from PERS) awarded or initiated in 2008 by 15%. This reduced value was granted 50% in the form of SARs, with an LTIP opportunity representing the other 50%. As a result of these steps, Mr. Carlucci's target total direct compensation for 2008 fell below the 50th percentile of 2006 target total direct compensation of comparable company Chief Executive Officers to the low end of the compensation level generally targeted by us. In the case of Ms. Katz, who was promoted to Senior Vice President and Chief Financial Officer in 2007, her below median target total direct compensation and component elements of that compensation reflect her brief tenure in the Chief Financial Officer position. For 2008, we increased Ms. Katz's target award opportunities under each of the annual incentive program and the PERS program from 53.3% to 57.5% of salary. These actions were taken to adjust her target total direct compensation upward toward the market median for the chief financial officer position. However, these steps were offset by the approximately 15% reduction in the value of the non-PERS portion of her long-term incentive awards implemented for all of the named executive officers.

        We have positioned the target total direct compensation of Mr. Pajot, our Executive Vice President and Chief Operating Officer, at a level exceeding the 75th percentile. Mr. Pajot is an executive of long experience and deep knowledge of our business. Therefore, in 2006 the Committee authorized compensation at this level to encourage his continued service and induce him to agree to undertake increased responsibilities and relocate from Europe to work in the United States. Target annual incentive and PERS for Mr. Pajot were unchanged for 2008, and the only change in the non-PERS portion of long-term incentives for Mr. Pajot in 2008 was the reduction of approximately 15%, with the effect of reducing his target total direct compensation.

        We positioned the target total direct compensation of Mr. Steinfeld, our Senior Vice President, General Counsel and Corporate Secretary, above the median level as an executive of long-term service whose duties, particularly in tax matters and policy, are deemed to be broader than those of most other general counsels at comparable companies. Target annual incentive and PERS for Mr. Steinfeld were unchanged for 2008. Like the other named executive officers, Mr. Steinfeld's non-PERS target long-term incentive dollar value was reduced by approximately 15%, with the effect of reducing his total target direct compensation.

        Due to the uniqueness of the primary position responsibilities of Mr. Knightly, our Senior Vice President, Business Line Management, meaningful information from our comparator companies was not available. We therefore set his target total direct compensation and its components based on an evaluation of his responsibilities and their significance to our business, and in relation to our other executive officers for whom we have benchmarking information. Through this evaluation process, the Committee believes that Mr. Knightly's target total direct compensation approximates a median level of compensation in relation to his duties. As with other named executive officers (except as noted above), we did not increase Mr. Knightly's salary or target annual incentive opportunity for 2008, and we reduced the target value of his long-term incentive compensation by 15%. His long-term incentive compensation consists of awards of SARs and LTIP awards; he does not participate in the PERS program.

        Allowing for variances discussed above, we intend salaries to be conservative, in the range of market median for similar positions among our comparator companies. Salaries represent historic accumulation of past increases based on the Company's annual merit budget, and the relative value of the individual's position within the Company as well as relative to positions of comparable responsibilities among comparator companies. The annual and long-term incentive elements of total direct compensation, which at target levels constitute the larger portion of pay, are variable based on performance. Allowing for variances described above, target annual and long-term incentive opportunities are generally intended to fall within the 50th to 75th percentile for comparable positions among our group of comparator companies. Annual incentives for 2008 were entirely contingent on achievement of adjusted (non-GAAP) revenue, adjusted (non-GAAP) operating income and adjusted (non-GAAP) free cash flow goals. LTIP awards initiated in 2008 were subject to these same performance goals. ("GAAP" refers to generally accepted accounting principles in the United States.) The payout values of annual and long-term incentive awards will vary from the target values based on performance and the market value of our stock. Salary and annual incentive compensation are paid in cash, with long-term incentive compensation generally distributed in the form of shares (except a portion of Mr. Knightly's LTIP award for the 2007-2008 performance period which was distributable in cash). We promote share ownership as a direct means of aligning the interests of our executives with the interests of our shareholders. While ownership guidelines also encourage long-term stock holding, we expect that our executives will sell shares from time to time to meet family financial needs and diversify their holdings. See "Other Policies—Stock Ownership Guidelines" below.

        We specify the amount of cash and shares that may be earned as annual incentive awards, PERS awards, and long-term incentive awards as a target amount based on achievement of a target level of performance. As shown in the "Grants of Plan-Based Awards" table, we also specify a lower "threshold" level at which cash or shares may be earned for performance below target, and a higher "maximum" level that may be earned for performance substantially exceeding target. We set reasonable, yet challenging threshold, target and maximum performance levels and payout levels early each year taking into account current business conditions facing IMS and our business plan and budget for the year, with a view that the threshold level should have a relatively higher probability of achievement, the maximum level should have a relatively lower probability of achievement, and that the payouts associated with each should serve as a significant incentive. In addition, we intend that the performance levels required for threshold, target and maximum payouts will represent an appropriate return to our shareholders.

        The following table shows the total direct compensation authorized by the Committee for 2008 at each level of performance. We value equity awards generally based on fair value at the date the award is initiated, and thus such value is reflected in total direct compensation for that year. Accordingly, the long-term incentive awards to executive officers for the 2008-2009 performance period are shown in the table below rather than those for the 2007-2008 performance period (the 2007-2008 grant-date values were shown in the table that appeared in last year's Compensation Discussion and Analysis). There are two exceptions to this general rule: (i) The value of restricted stock units granted in 2006 as a retention award, with a three-year vesting period, is attributed to total direct compensation as one-third in 2006 (the year of grant), one-third in 2007, and one-third in 2008 (so one-third of the grant date value is reflected in the 2008 table below); and (ii) the special award granted to Ms. Katz upon her promotion in 2007 was similarly attributed to total direct compensation except that the award was annualized over a four-year vesting period (2007-2011). Using the information presented to the Committee in late 2007 and early 2008, the table shows how the potential payouts of 2008 total direct compensation at target levels ranked against amounts paid for comparable positions by the comparator group companies based on fiscal 2006 compensation information reported in most cases in 2007 proxies.

Total Direct Compensation "TDC"—Authorized for 2008
Components of TDC
Name	Performance Level	Salary	Annual Incentive	PERS		Long-Term Incentive Award	Restricted Stock Units		SARs Value	Total Direct Comp.	2008 TDC Percentile Positioning vs. Comparator Group in 2006
David R. Carlucci	Below Threshold:	$850,000	—	—		—	—		$850,000	$1,700,000
	Threshold:	$850,000	$701,250	$701,250		$637,500	—		$850,000	$3,740,000
	Target:	$850,000	$935,000	$935,000		$850,000	—		$850,000	$4,420,000	44th
	Maximum:	$850,000	$1,870,000	$1,870,000		$1,700,000	—		$850,000	$7,140,000
Gilles V.J. Pajot	Below Threshold:	$725,000	—	—		—	$333,333 (a	)	$467,500	$1,525,833
	Threshold:	$725,000	$450,225	$450,225		$350,625	$333,333 (a	)	$467,500	$2,776,908
	Target:	$725,000	$600,300	$600,300		$467,500	$333,333 (a	)	$467,500	$3,193,933	84th
	Maximum:	$725,000	$1,200,600	$1,200,600		$935,000	$333,333 (a	)	$467,500	$4,862,033
Robert H. Steinfeld	Below Threshold:	$400,000	—	—		—	$166,667 (a	)	$212,500	$779,167
	Threshold:	$400,000	$172,500	$172,500		$159,375	$166,667 (a	)	$212,500	$1,283,542
	Target:	$400,000	$230,000	$230,000		$212,500	$166,667 (a	)	$212,500	$1,451,667	73rd
	Maximum:	$400,000	$460,000	$460,000		$425,000	$166,667 (a	)	$212,500	$2,124,167
Kevin C. Knightly	Below Threshold:	$375,000	—	—		—	$166,667 (a	)	$225,000	$766,667
	Threshold:	$375,000	$168,750	—		$168,750	$166,667 (a	)	$225,000	$1,104,167
	Target:	$375,000	$225,000	(b	)	$225,000	$166,667 (a	)	$225,000	$1,216,667	n/a	(c)
	Maximum:	$375,000	$450,000	—		$450,000	$166,667 (a	)	$225,000	$1,666,667
Leslye G. Katz	Below Threshold:	$375,000	—	—		—	$62,500 (d	)	$192,500	$630,000
	Threshold:	$375,000	$161,719	$161,719		$144,375	$62,500 (d	)	$192,500	$1,097,813
	Target:	$375,000	$215,625	$215,625		$192,500	$62,500 (d	)	$192,500	$1,253,750	37th
	Maximum:	$375,000	$431,250	$431,250		$385,000	$62,500 (d	)	$192,500	$1,877,500

(a)
Reflects the value of restricted stock units granted in 2006 as retention awards and annualized over the three-year vesting period.

(b)
Not eligible / not applicable.

(c)
Comparator company data not available for Mr. Knightly's current position and responsibilities.

(d)
Reflects the value of restricted stock units granted in 2007 as a promotion award and annualized over the four-year vesting period.

        As shown above, total direct compensation for target performance ranged from the 37th up to the 84th percentile for four of our five named executive officers.

        Awards Earned Based on 2008 Performance.    A detailed explanation of our Executive Annual Incentive Program ("AIP") and PERS awards for 2008 and LTIP awards for performance periods including 2008 appears below under the caption "Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table—Non-Equity Incentive Plan Compensation" and "Equity Incentive Plan Awards." Under the AIP and PERS programs for 2008, IMS's adjusted (non-GAAP) operating income performance equaled 84.8% of the target level, adjusted (non-GAAP) revenues equaled 95.8% of the target level, and adjusted (non-GAAP) free cash flow equaled 106.0% of the target level. These same results are used as the basis for the level of first-year performance for the 2008-2009 performance period under the LTIP, and the revenues and operating income performance metrics (but not free cash flow) are used as the basis for the level of second-year performance for the 2007-2008 performance period under the LTIP. We added free cash flow as a performance target beginning in 2008 in order to expand management's focus on achieving key free cash flow financial objectives critical to implementing our business strategy. Free cash flow is primarily based on the sum of US GAAP net income, depreciation and amortization and non-cash stock compensation less capital expenditures, deferred software and changes in working capital.

        Based on the weighted 2008 performance-adjusted operating income and adjusted revenues each weighted 40% and adjusted free cash flow weighted 20%, the preliminary award payout level under the AIP and related PERS program was calculated at 64.9% of the target payout, before discretionary adjustments. On the recommendation of the Chief Executive Officer based on his evaluation of the Company's execution of its strategy for 2008, and financial results achieved, the Committee exercised negative discretion to adjust the AIP payout level downward from the calculated preliminary level of 64.9% to 60.7% of target. Similar downward adjustments were made under the bonus program for participants below the named executive officers level as well, with variations in amounts based on regional performance. The Committee also reviewed scores under the Performance Management Program for evaluating individual performance and determined that the 2008 performance of all executives was met or exceeded expectations. Therefore, no adjustments to annual incentive awards were made based on individual performance. As discussed above, the level of earning of PERS awards matches that of the AIP, so the downward adjustments resulted in automatic matching adjustments in the four participating named executive officers' PERS awards for 2008 performance.

        Payouts under the LTIP are earned for performance over a full two-year performance period. For the 2007-2008 performance period, adjusted (non-GAAP) operating income represented 93.2% of target performance and adjusted (non-GAAP) revenues represented 97.2% of target performance. Under the original program performance-payout grid, this would have resulted in the LTIP awards being earned at a 65.7% level. After consultation with the Chief Executive Officer, the Committee determined to exercise discretion to adjust the payout level of the LTIP upward for the 2007-2008 performance period. The performance metrics for the 2007-2008 LTIP were based solely on revenues and operating income. In early 2008, in the middle of the two-year LTIP performance period, management and the Committee changed the mix of performance metrics under the AIP and PERS program for 2008 and the 2008-2009 LTIP performance period to add free cash flow as a new performance goal. This was intended to focus management on cash management, and in 2008 results for the free cash flow performance goal exceeded targets under the related programs. This performance, which was well above target for 2008, was not reflected in the 65.7% preliminary payout level based solely on adjusted revenues and adjusted operating income goals (before any discretionary adjustments). Accordingly, the Committee determined that the payout level under the 2007-2008 LTIP should be adjusted to 70% of target. In early 2008, a tentative determination to exercise downward discretion for the 2007-2008 LTIP had been made based on 2007 performance. The Committee's final determination to adjust the 2007-2008 LTIP payouts upward in effect reversed that tentative determination based on overall performance for the full two-year period.

        The LTIP awards initiated in 2008 for the performance period covering 2008 and 2009, incorporated a performance goal weighted 40% based on adjusted (non-GAAP) operating income, 40% on adjusted (non-GAAP) revenues, and 20% on adjusted (non-GAAP) free cash flow. The level of achievement under these performance measures is the same as for the 2008 AIP, discussed above, but without any adjustment. Any determination as to adjustment of final LTIP award payouts for the 2008-2009 performance period will be made after completion of that performance period.

        The following table shows the level of earning of these performance-based awards for each named executive officer based on 2008 performance, as adjusted by the Committee as described above. For LTIP awards for which 2008 was the initial performance year of a two-year performance period, the table shows the award value that we have accrued as expense for accounting purposes based on 2008 performance (without reduction for estimated service-based forfeitures), and the projected value of the LTIP award for the 2008-2009 performance period attributable to 2008 performance. For these awards, the final award remains subject to our actual performance in 2009 as well as meeting the requirement for two years of future service to earn the restricted stock units portion of the award. Finally, the total column below shows the named executive officers' total direct compensation for

2008 as the sum of the other dollar-denominated columns plus, where applicable, the allocated 2008 portion of the 2006 retention award or 2007 promotion award of restricted stock units, and salary earned in 2008, which together constitute total direct compensation.

Total Direct Compensation ("TDC")-Payout Levels Based on 2008 Performance

	Annual Incentive		PERS			Long-Term Incentive-2008-09 Performance
Name	% of target	Award Amount $	% of target	Award Amount $		% of target	Award expense accrued for in 2008 $	Projected Payout (2008 at Actual Performance and 2009 Projected at Target Performance) $	TDC for 2008 (including non- performance based components)* $
David R. Carlucci	61%	567,500	61%	567,500		90%	168,944	763,899	2,748,899
Gilles V. J. Pajot	61%	364,400	61%	364,400		90%	92,921	420,144	2,207,278
Robert H. Steinfeld	61%	139,600	61%	139,600		90%	42,236	190,975	1,036,841
Kevin C. Knightly	61%	136,600	(a )	(a	)	90%	44,719	202,208	880,475
Leslye G. Katz	61%	130,900	61%	130,900		90%	38,262	173,001	872,301

*
For the 2007-2008 LTIP performance period, reflects actual LTIP payout value attributable to 2007-2008 performance and adjustments. For the 2008-2009 LTIP performance period, reflects actual LTIP performance attributable to 2008 performance and assumes target performance in 2009. Also includes non-performance based components, consisting of salary and a portion of the value of the retention/promotion grants of RSUs, which amounts are shown in the table above titled "Total Direct Compensation ("TDC") Authorized for 2008." Values do not reflect changes in value of underlying shares for share-denominated awards and SARs.

(a)
Not eligible/not applicable.

        Pay-for-Performance Analysis.    Our compensation program is intended to reward performance relative to approved annual and longer-term performance goals. Our global performance for 2008 did not reach our targets under the AIP, PERS and LTI programs. As shown in the above tables, 2008 performance, and the Committee's adjustments of payout levels under all three of our programs, resulted in below-target levels of compensation for named executive officers for 2008. Our 2008 performance goals, at target, represented year-over-year growth of 8% for adjusted (non-GAAP) revenues, 10% for adjusted (non-GAAP) operating income, and 4% for adjusted (non-GAAP free cash flow. We achieved actual growth for adjusted (non-GAAP) revenues and adjusted (non-GAAP) free cash flow of 3% and 10%, respectively, while adjusted (non-GAAP) operating income was flat. Our three-year annual compound growth rate for revenues and operating income is 10% and 6%, respectively, on a GAAP basis. Compound annual total shareholder return for 2008 was –33.7% and for the three- and five-year period through December 31, 2008 of –14.8% and –9.0%, respectively.

        As discussed above, we consider benchmark compensation data from our comparator group in setting target levels of total direct compensation (salary, annual incentives, and long-term incentives) for the named executive officers. Although we generally intend the Chief Executive Officer's total direct compensation to be targeted at approximately the median for our comparator group, it has tended to fall below the 50th percentile in recent years, in part due to the variability in benchmarks over time and also due to the fact that the available benchmark compensation information tends to be for a year ended 13 or more months before the time at which we set target compensation levels for the year. In mid-2008, we received a report from the Committee's independent compensation consultant, Steven Hall & Partners, analyzing Chief Executive Officer pay and pay-for-performance, with particular focus on 2007. The report confirmed that IMS's performance in total shareholder return fell short of the performance of the comparator group, although total shareholder return was above the average for the pharmaceutical industry served by IMS. Actual payments under our performance-based programs were below target, reflecting relative performance. The report pointed out that, due to the 15% reduction in target levels of long-term incentives for 2008 (the SARs grant and LTIP awards), and the fact that no salary increases in 2008, the Chief Executive Officer's target total direct compensation was reduced by approximately 6% and remained substantially below the market median. However, this was offset by accruals of pension benefits under the Supplemental Executive Retirement Plan ("SERP") that are at the high end of those provided by the comparator group. As discussed below under the caption "Retirement Programs," this higher level of SERP benefit was originally provided to the Chief Executive Officer upon his recruitment as an inducement to join IMS, replacing a similar program at his former employer. The Committee's consultant indicated that such benefits are prevalent at mature firms and at companies, like IMS, that recruit executives from such larger well-established corporations.

        The Chief Executive Officer's SERP program had provided for a reduced level of benefit accruals beginning in 2008. In the second half of 2008, the Committee determined to enhance the Chief Executive Officer's retirement benefit under the SERP, on terms that would strongly encourage delay of his retirement and continued service to IMS until at least 2013. The Committee approved an amendment to the Chief Executive Officer's employment agreement that in effect increases the rate of accrual of SERP benefits in the years 2008-2013 from 1.675% per year to 3.5% per year, so that, for a termination at or after December 16, 2013, the Chief Executive Officer's SERP benefit funded by IMS would amount to an annual payment of approximately 50% of average final compensation (as defined in the SERP), plus the amount of certain benefits from his previous employer and other offset amounts for a cumulative total from all sources of 60% of final average compensation (as defined in the SERP). The incremental additional benefit is subject to an additional vesting requirement, such that one-sixth of the accrued additional benefit vests in 2008 and an additional one-sixth vests in each of the years 2009-2013. The effect of annual accruals together with graded vesting of the accrued additional benefit is that the majority of the added benefit would become available only through service in the later years of the period 2009-2013, with only a relatively small additional benefit available if the Chief Executive Officer terminates earlier in the period. Vesting would accelerate upon death, disability, or termination by IMS not for cause or voluntary termination by the executive for good reason. Vesting would not accelerate in the event of termination by IMS for cause, or the Chief Executive Officer's retirement or other voluntary termination without good reason.

        As stated above, we determine a value for equity awards at the time of grant, so that the size of the grant together with cash-denominated components (salary and annual incentive) of total direct compensation equal an identified dollar amount. Most long-term incentive awards ultimately deliver value to the executive that is tied to the market value of our common stock. SARs, which are economically like stock options, will only deliver value to an executive if, at the time of exercise, the market price of our stock is higher than the exercise price of the SAR (regardless of the imputed value of the SARs at the time of grant). Similarly, PERS and LTIP awards denominated in RSUs ultimately deliver value per share equal to the market price of our stock which may be realized when the resulting shares are sold by the executive. The market declines in our stock price have resulted in all SARs granted in 2008 being "underwater" at year-end, and substantially reduced the value by one-half of the LTIP awards denominated in shares at the initiation of the performance period, in the case of both the 2007-2008 LTIP awards and the 2008-2009 LTIP awards. This is the intended result of our programs' direct linkage of pay to shareholder value.

        2008 Equity Award Grants.    For 2008, we determined to grant a portion of the long-term incentive awards in the form of SARs. The non-PERS portion of long-term incentive awards previously were granted as an LTIP award with a two-year performance period. We are continuing to grant such LTIP awards, but with the dollar value of the non-PERS portion of long-term incentive awards for 2008 apportioned 50% as an LTIP award (for the 2008-2009 performance period) and 50% as SARs. As noted above, SARs have economic terms equivalent to stock options, including a strike price (equivalent to an option's exercise price) equal to the fair market value of the underlying shares at the date of grant, with a term of seven years and vesting one-fourth per annum over four years from date of grant. We determined to grant SARs to provide greater incentive tied to stock price in our long-term program, thus providing for motivation and potential rewards to our executives for creating value for our shareholders.

        Equity Grant Rate in 2008.    Our 2008 equity grant rate, calculated as the number of shares subject to equity awards at target performance divided by the number of shares outstanding, was 1.55% of the outstanding common stock. This rate exceeded our 2007 rate of 0.82% due to the fact that a portion of 2008 grants to our senior executive officers was in the form of SARs rather than RSUs, or cash, as was granted in 2007 and 2006 as components of LTIP awards. A SAR has a lower grant date value than full-value awards such as RSUs or shares issued under LTIP awards, and therefore SAR grants of equivalent value cover a larger number of shares at a comparable accounting expense. Further, all LTIP awards for 2008-2009 are in the form of RSUs, with no cash to be awarded. Our 2008 grant rate was consistent with the 1.67% average grant rate for our comparator group in 2007. Named executive officers received long-term incentive awards representing 10.7% of all equity grants made in 2008. While LTIP grants for the 2008-2009 performance period discussed above are calculated at target payout level, actual amounts realized will be earned out at the end of the performance cycle based on results attained relative to performance objectives, and may be higher or lower than the target amounts.

Retirement Programs

        Senior executives participate along with broad groups of employees and other executives in a number of plans that provide a pension or other forms of retirement benefits earned through service to IMS. These are briefly summarized as follows:

Name of Plan	Type of Plan	Key Terms
Retirement Plan	Tax-qualified cash-balance plan	•	Credit of 6% of annual compensation up to IRS limit ($230,000 in 2008)
			—	Annual retirement payments
			—	100% vesting after three years
Retirement Excess Plan	Non-qualified "mirror" of	•	Credit of 6% of annual compensation in excess of IRS limit
	Retirement Plan		—	Lump sum payment
			—	100% vesting after three years
Savings Plan	Tax-qualified 401(k) Plan	•	50% match of first 6% of employee contributions, up to IRS limit
			—	Lump sum and installment payments
			—	100% vesting after three years
Savings Equalization Plan	Supplement to 401(k) Plan	•	Current cash make-up for lost Savings Plan match due to IRS contribution and compensation limits.
			—	Lump sum payment
			—	Immediate 100% vesting

        The Retirement Plan and Retirement Excess Plan are "defined benefit" arrangements, and the Savings Plan is a "defined contribution" arrangement. The Savings Equalization Plan provides current annual make-up payments and therefore is not considered a defined contribution plan.

        In addition to the above four plans, we have several programs that provide substantial additional retirement benefits for senior executives. Programs adopted before 2008 include the IMS Health Incorporated SERP covering the current Chairman and Chief Executive Officer, the IMS Health Incorporated Executive Pension Plan ("EXPP") and the IMS Health Incorporated U.S. Executive Retirement Plan ("US ERP") covering the General Counsel, and an individual arrangement covering the Executive Vice President and Chief Operating Officer. Detailed disclosure regarding these arrangements can be found below under the caption "Pension Benefits."

        Retirement benefit arrangements adopted in the past, particularly the SERP, EXPP, US ERP and individual arrangements, have enabled us to attract and retain experienced executive officers. To recruit executives who joined IMS after long-term service with other major corporate employers, including Mr. Carlucci in 2002 and Mr. Pajot in 1997, and to compensate them upon promotion, we offered attractive retirement programs in part to restore the executive's loss of retirement benefits, as well as the loss of valuable opportunities to earn future retirement benefits when leaving their prior employers to join us. In some cases, we have done this by crediting the named executive with supplemental years of service under the arrangement. Individual executives already employed by IMS have also at times negotiated for enhanced retirement benefits.

        During 2006, the Committee reviewed retirement programs provided to other senior executives. This review sought to evaluate the program in light of IMS's overall compensation and benefits strategy, in comparison to current market practices and the trend from defined benefit to defined contribution retirement programs. The Committee was assisted in this review by Towers Perrin HR Services and Steven Hall & Partners. Based on this review, we concluded that retirement benefits remain one of our most effective tools to retain critical talent and encourage long-term service and that the level of benefits provided to this critical group of executives was significantly below marketplace practice and deficient in meeting their needs to build financial security over careers with our Company.

        Based on these findings, the Committee adopted the Defined Contribution Executive Retirement Plan effective January 1, 2007. Ms. Katz and Mr. Knightly, who are named executive officers not covered by a supplemental executive defined benefit retirement arrangement, have been designated along with other senior executives as participants in this Plan.

        We do not adjust the level of retirement benefits based on the value of an executive's IMS Health stock holdings, stock options, or other equity awards. Conversely, we do not adjust the level of equity awards granted as the long-term incentive component of an executive's total direct compensation for a given year in light of the value of retirement benefits. Retirement programs, particularly those agreed to upon hiring of an executive as a replacement for similar benefits offered by a previous employer, serve a function different from that of equity incentive awards, the amount of which we calibrate in our benchmark process in setting total direct compensation. In particular, we value equity awards at grant and view them as an incentive to the executive to create future shareholder value. Any value ultimately realized by exercise of an option or SAR, or by retaining shares acquired in connection with equity awards represents a performance based reward resulting from such incentive, a reward shared by our shareholders and the executives alike. Generally, in determining an executive's total direct compensation in relation to comparator group companies, the Committee does not take into consideration whether the executive's retirement benefits are at, above or below median. However, as discussed above, in 2008 the Committee amended the Chief Executive Officer's SERP to provide an enhanced retirement benefit, as an incentive to delay retirement and provide further service in the period 2008-2013. In approving this change, the Committee considered the fact that the Chief Executive Officer's target total direct compensation in 2008 as well as earlier years fell considerably below median, but the Committee did not seek to quantify this shortfall, and does not view this SERP benefit as a component of total direct compensation in its current or future determinations.

Severance Policies

        We provide severance protection to our senior executives in employment agreements, change in control agreements and a severance plan, as detailed below under the caption "Potential Payments Upon Termination or Change-In-Control." This protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. Our experience in recruiting well-qualified employed executives is similar to that of other companies in that the executive invariably will seek to be protected in the event he or she is terminated without cause or suffers an adverse change in working conditions that amounts to "good reason" for the executive to terminate.

        The protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice. Severance payments are determined as a multiple of salary and annual incentive, with payment for a qualifying termination before a change in control of two times salary and annual incentive provided to our Chief Executive Officer and Chief Operating Officer and lower multiples of salary and annual incentive for other named executive officers, and payments for a qualifying termination in a defined period following a change in control of three times salary and annual incentive for our named executive officers, other than Mr. Knightly who is at two times. In the case of the Chief Executive Officer and Chief Operating Officer, the levels of salary and annual incentive are commensurate with their responsibilities and the competitive marketplace and therefore higher than other executives, which results in substantially higher potential severance payments. We believe our levels of severance payments are appropriate because (i) our severance multiples are within the mainstream for severance arrangements for U.S.-based executives of public companies, (ii) if we declined to provide this competitive benefit, recruitment could be more difficult, (iii) payment of severance secures valuable business protection covenants for the Company, and (iv) the severance arrangements serve as a pre-set mechanism for an orderly transition to new leadership if and when the Board were to determine such transition to be in our best interests. In structuring severance arrangements, we do not provide for reductions in payments based on the amount of other compensation the executive might receive following termination, including the then value of prior equity awards or benefits under retirement plans earned for past service. Employee severance payments, including those made to our executives, are intended to make up for the loss of opportunity to continue in our employ and to provide a financial bridge until other employment is secured.

        Our severance arrangements include protection of the executive in the event of outright job termination not for cause ("cause" being limited to specified actions that are directly and significantly harmful to IMS) or in the event we change the executive's compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that he or she has good reason to terminate. As a result of our negotiations in 2000 with

Mr. Pajot to assume a position of higher responsibility, he became entitled to an individualized good reason provision allowing him to voluntarily terminate employment and receive the severance and other benefits accorded upon a termination for good reason. We have taken this into account in structuring his compensation, including in our negotiations with Mr. Pajot in 2006 to assume his position of Executive Vice President and President—Business Management and relocate to the United States. He was subsequently promoted to Chief Operating Officer in 2007. Mr. Pajot agreed in 2005 to waive his right to accelerated vesting of certain equity awards granted after 2005 in the event he were to voluntarily terminate under his individualized good reason provision, which has permitted us to grant RSUs that he would forfeit upon his voluntary termination, thereby providing an inducement for longer term service and retention. However, he remains entitled to accelerated vesting of these RSUs and other post-2005 equity awards in the event IMS terminates his employment not for cause or we cause good reason to arise in 2006 or thereafter under the generally applicable definition and he then elects to voluntarily terminate employment. Mr. Steinfeld is also entitled to the benefit of an individualized good reason definition that is included in his change-in-control agreement. Under the terms of his employment agreement, this more liberal definition applies to both his change-in-control agreement and his employment agreement, such that he is entitled to voluntarily terminate employment 12 months after a change-in-control of IMS and receive whichever benefits are more favorable to him from among those provided by his change-in-control agreement and his employment agreement, provided that there is no duplication of benefits. The liberal good reason definition was included in his change-in-control agreement that became effective in 1998 when IMS was spun off from Cognizant Corporation. His subsequent employment agreement ensured that rights and benefits under his pre-existing change-in-control agreement (as the agreement has been or may be amended) will remain in effect to the extent that any such rights and benefits are more favorable than those contained in the provisions of his subsequent employment agreement.

        In line with competitive practices, we provide a higher level of severance payments and benefits if the executive is terminated without cause or terminates for good reason within two years after a change in control. This protection, while potentially costly, provides a number of important benefits. First, it permits an executive to evaluate a potential change in control without concern for his or her own situation. Second, change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value received from a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value to our stockholders. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of IMS in a third party. The Committee believes that the potential cost of executive change in control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to IMS and its shareholders.

Perquisites

        In past years we had provided a variety of perquisites to senior executive officers under our "Executive Rewards Program." These benefits had been a cost effective way to help us attract lateral hires and retain, recognize and protect our executives. In 2008, the Committee sought to simplify our compensation program by replacing the Executive Rewards Program with an annual cash payment to each named executive. The Committee made this change because, although the cost of the Executive Rewards Program was relatively low, the direct payment by the Company of the Program's several different kinds of perquisite required extensive documentation. The Committee reviewed information showing that the value of our perquisites fell between the 50th and 75th percentile of our comparator group (excluding expatriate benefits), and concluded that eliminating the Program should not reduce overall compensation. Therefore, in lieu of the Program, named executive officers in 2008 received an equivalent cash payment equal to $37,000 for the Chief Executive Officer and $17,000 for the other named executive officers to replace the value formerly provided under the Program. Other perquisites that were not part of that Program continued to be provided in 2008, including annual health examinations for executive officers and limited personal use of Company aircraft by the Chief Executive Officer and the Chief Operating Officer. These remaining benefits are highly valued by executives relative to their cost and, serve to recognize and retain top quality senior officers. The Committee believes that the cost of providing these perquisites is reasonable, and that our perquisites policies are appropriate.

        As discussed above, in 2008 we continued to provide extensive expatriate benefits to Mr. Pajot, a citizen of France, as an inducement to him to work in the United States. We also made payments in 2008 to Mr. Knightly of expatriate benefits, in connection with his overseas assignment that ended in August, 2007.

Other Policies

        Other policies and practices that contribute to achieving the objectives of our compensation program include:

        Stock Ownership Guidelines.    Our stock ownership guidelines require that the named executive officers own a significant equity stake in IMS during their employment. We expect our Chairman and Chief Executive Officer to own stock with a value of at least six times his salary, our Executive Vice President and Chief Operating Officer five times his salary, and other named executive officers three times his or her salary. A review of our comparator companies in 2007 performed by Steven Hall & Partners indicated that these ownership levels are competitive and, in some cases, higher than the competitive norm. Because stock units deferred by the executive and RSUs expose the executive to the full risk and reward of stock ownership, we include 100% of such deferred stock units and RSUs as stock ownership under the guidelines, as well as shares and RSUs earnable under the LTIP program at target levels. We also count one-quarter of the shares that represent the profit component of a vested in-the-money option as ownership under the guidelines. An executive must reach his or her target ownership level within five years after becoming subject to the guidelines. All of the named executive officers employed at year-end exceeded their target ownership level at that time. We have a policy that precludes executives from short selling, buying put options or writing call options, and engaging in other transactions that hedge the executive's risk of owning our stock.

        Employment Agreements.    We have employment agreements with three of the named executive officers who remained in service at the end of 2008, Mr. Carlucci, Mr. Pajot and Mr. Steinfeld. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit the ability of IMS to change certain employment and compensation terms. Our use of employment agreements reflects the fact that we recruited Mr. Carlucci and Mr. Pajot who had held high-level positions at other companies, that Mr. Pajot was asked by us to relocate and take on significant additional responsibilities, and that Mr. Steinfeld was promoted and asked to take on significant additional responsibilities. Executives in these circumstances have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which our Committee and the executives have reached agreement. Employment agreements for our most senior executive officers have been used since the founding of IMS. The terms of our current agreements are summarized in the section below under the caption "Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment-Related Agreements" and "Potential Payments Upon Termination or Change-In-Control." We have not entered into new employment agreements with persons who have become executive officers in several years, but executive officers who do not have employment agreements are covered by our Employee Protection Plan and change in control agreements which provide severance and other benefits upon certain terminations of employment.

        Business Protection Terms; Forfeiture of Bonus and Equity Compensation Due to Financial Reporting Misconduct.    Our named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers that requires named executive officers involved in preparing our financial statements, including the Chief Executive Officer and Chief Financial Officer, to adhere to high standards of conduct. Failure to comply with this Code of Ethics or with the IMS Policy on Business Conduct or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, IMS stock, and benefits, and termination of employment. Similar forfeitures would apply to our Senior Vice President, General Counsel and Corporate Secretary under contractual provisions if we were required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, resulting from knowing or grossly negligent conduct.

        We have adopted a policy providing that an executive may forfeit certain compensation in the event that IMS is required to restate our financial statements or reports filed with the SEC due to material non-compliance with applicable SEC rules resulting from the executive's misconduct. In such case, the policy provides that we can seek reimbursement from the executive of all or any portion of any bonus or other incentive award, whether paid in cash or in equity, received by the executive, as well as any profits realized from the sale of our stock by such executive, during the 12-month period after the issuance or filing with the SEC of the financial document to which the financial reporting requirement applied.

        Equity Award Grant Policies.    The Committee has adopted a grant policy governing the approval process and time at which we grant equity awards, which includes both stock options and full-value awards such as RSUs. This policy provides that:

  •
  Equity awards granted to executive officers must be approved by the Committee or the full Board.

  •
  Grants to employees who are not executive officers may be approved by the Committee or the Board or, up to the limits permitted under the policy, by the Chief Executive Officer.

  •
  The grant date of any equity award must be set by the Committee when approving the grant; this may be at the date the Committee completes its actions authorizing the grant or at a later date specified by the Committee.

  •
  The Committee considers whether any material non-public information concerning the Company is pending.

  –
  If so, the grant of equity awards shall either be postponed or authorized to become effective at a time when the Committee expects material non-public information to no longer be pending.

  –
  However, such a grant may be made effective at a fixed date if the grant is approved in advance and the Committee determines that the grant would not provide an unintended benefit to the employee or an unintended cost to the Company, and the expense of the award will be measured and reflected in financial statements in compliance with applicable accounting rules.

  –
  In April 2008, the Committee made our regular annual grant of equity awards effective at the time it completed its actions to authorize the awards.

  •
  For newly hired or newly promoted executives, a grant having a specific dollar value may be authorized in advance of the hiring or promotion date, with the grant to be fixed and effective at the hiring or promotion date, or the grant may be made at a meeting of the Committee following the hiring or promotion date.

  –
  The date of hire means the date on which a person begins to fully perform the bona fide services of his or her employment, and is deemed to be an employee for all purposes.

  •
  Any grant that becomes effective at a specified time after Committee approval may be subject to retained authority of the Committee to cancel the award before it becomes effective.

  •
  In any case in which fair market value is being used to set the exercise price of a stock appreciation right or stock option or to determine the amount of an equity award to be granted, fair market value is equal to the average high and low sales prices of the Company's Common Stock on the grant date unless otherwise required by the applicable equity compensation plan.

2009 Program

        We currently expect our 2009 compensation program for senior executives will generally be similar to the 2008 program. Features of the 2009 program, based on decisions to date, will include:

  •
  2009 salaries of four of our five named executive officers will be increased by two percent, reflecting our 2009 budgeted level of merit increases and adjustments. The 2009 salary of Ms. Katz will increase by 6.7%; this increase is intended by the Committee to recognize her performance and better align her target total direct compensation with the benchmarked median for her position as Chief Financial Officer.

  •
  Target award opportunities under the annual incentive and PERS programs will increase for 2009 from the 2008 levels (discussed above). These award opportunities, at target, will each be 150% of salary for the Chief Executive Officer, 90% of salary for the Executive Vice President and Chief Operating Officer, and 70% of salary for the other three named executive officers. For the non-PERS component of long-term incentives, target award opportunities for three of our named executive officers will be increased in 2009. The Executive Vice President and Chief Operating Officer's target long-term incentive award will be increased by 7%, the Chief Financial Officer's by 30% and the Senior Vice President, Business Line Management's by 11%. The Committee implemented the changes based on estimates that the resultant 2009 target total direct compensation levels for named executive officers would approach without exceeding the projected 50th percentile (median) for 2009 compensation among our comparator companies (determined in the manner described above, including indirectly in the case of Mr. Knightly).

  •
  In setting 2009 total direct compensation, the Committee assessed the extent to which our program provides appropriate motivation without encouraging executives to expose IMS to excessive risk. The Committee reviewed the recent history of annual incentives, in which payouts in two of the past four years were slightly above target and in two years were below target, indicating that incentives and their corresponding performance goals were challenging but not excessive. The Committee also took note of other factors: (i) our performance metrics—a blend of revenue, operating income, and free cash flow—are broad measures that accurately gauge our business results, and would be difficult to manipulate through short-term strategies; (ii) the compensation program balances annual and long-term (multi-year) incentive awards, including multi-year awards with value tied to share value, which encourages a long-term perspective in making business decisions; (iii) the nature of IMS's business which involves multi-year contracts and a continuing revenue stream, and (iv) our share ownership guidelines and vesting requirements for equity awards align the interests of executives with the interests of shareholders, which likewise promotes prudent business decision-making. In the Committee's view, these factors and the Committee's continuing oversight of the program result in appropriate levels of incentives that are appropriate to IMS and do not encourage excessive risk taking.

Tax Deductibility

        Internal Revenue Code §162(m) limits the tax deductions that a public company can claim for compensation paid to some of its named executive officers. We generally seek to preserve such corporate tax deductibility for compensation to the extent practicable, although the Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. We intend that performance-based compensation authorized and earned under the annual incentive, PERS, and long-term incentive programs qualify as performance-based compensation, so that such compensation likely would be tax deductible by IMS without limitation under §162(m). However, guidance on the requirements of §162(m) is not complete, so there can be no assurance that tax deductions for such compensation will be allowed. Non-performance based awards, such as restricted stock or RSUs granted as retention awards without a separate performance requirement, do not qualify as "performance based" awards, so that in some circumstances the value of shares distributed to some named executive officers may be non-deductible. As discussed above, we provide certain benefits to Mr. Pajot, including certain perquisites, to compensate him for relocating to and working in the United States, which in 2008 resulted in an amount of approximately $230,000 of additional tax cost to us as a result of the portion of his remuneration and expatriate package that is not tax deductible by us under Internal Revenue Code §162(m), based on our estimated marginal federal income tax rate.

 REPORT OF THE HUMAN RESOURCES COMMITTEE ON
EXECUTIVE COMPENSATION

        The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

                      The Human Resources Committee
                      M. Bernard Puckett, Chairman
                      Constantine L. Clemente
                      John P. Imlay, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Tables

Summary Compensation Table For 2008

        The following table shows information regarding 2008 compensation for our current Chairman and Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated officers serving at the end of 2008 (the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)(1)	Option Awards ($) (e)(1)	Non-Equity Incentive Plan Compensation ($) (f)(2)	Change in Pension Value ($)(g)	All Other Compensa- tion ($) (h)(3)	Total ($) (i)
David R. Carlucci	2008	850,000	1,654,853	169,701	567,500	2,320,848	100,281	5,663,183
Chairman, Chief	2007	843,750	2,724,060	500,309	680,625	2,174,140	152,311	7,075,195
Executive Officer	2006	801,250	2,019,461	946,312	1,041,625	2,010,587	166,252	6,985,487
and President
Gilles V. J. Pajot	2008	725,000	1,349,739	170,602	364,400	321,659	994,223	3,925,624
Executive Vice President	2007	718,817	1,645,864	278,513	431,500	779,031	902,088	4,755,813
and Chief Operating	2006	675,780	1,232,646	334,015	646,123	369,499	684,008	3,942,071
Officer
Robert H. Steinfeld	2008	400,000	638,413	128,819	139,600	342,557	30,134	1,679,524
Senior Vice President,	2007	395,000	785,759	391,425	185,500	285,998	29,959	2,073,641
General Counsel and	2006	373,400	598,721	670,775	258,625	258,313	21,992	2,181,826
Corporate Secretary
Kevin C. Knightly	2008	375,000	416,734	78,225	294,100	13,281	230,672	1,408,012
Senior Vice President
Business Line
Management
Leslye G. Katz	2008	375,000	336,065	69,139	130,900	29,104	133,925	1,074,133
Senior Vice President	2007	375,000	380,223	149,043	180,100	81,776	148,965	1,315,106
and Chief Financial	2006	310,350	103,512	262,349	286,500	18,934	36,736	1,018,381
Officer

(1)
The stock-based compensation amounts reported in the table reflect the expense the Company reported in its 2008 financial statements under FAS 123R without regard to estimated forfeitures related to service-based vesting conditions. This represents the fair value of the portion of the share-based payment awards as to which vesting is attributable to service during 2008 with respect to awards granted in previous years and in the current year and the fair value of performance based awards which remain subject to performance conditions but for which we have accrued expense for accounting purposes based on 2008 performance and service. Fair value of stock options is determined using the Black-Scholes option pricing model, based on the same assumptions as are used for calculating fair value for purposes of our financial statements except without discounting award values for estimated forfeitures related to service-based vesting conditions. These assumptions are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which shall be deemed to be part of this Proxy Statement.

(2)
Amounts reported in this column for 2008 represent the cash annual incentive award payable for 2008 performance under our Executive Annual Incentive Plan for the named executive officers and, in addition, includes the cash long-term incentive award payable for the 2007-2008 performance period under our Long Term Incentive Plan for Mr. Knightly.

(3)
Amounts reported as "All Other Compensation" for 2008 include the following items: Our 2008 defined contributions under the IMS Health Incorporated Savings Equalization Plan as follows: Mr. Carlucci, $50,878; Mr. Steinfeld, $13,134; Ms. Katz, $12,111; and Mr. Knightly, $11,566. 2008 defined contributions under the Defined Contribution—Executive Retirement Plan as follows: Ms. Katz, $104,662; and Mr. Knightly, $146,449. The Company also provided perquisites during 2008 to the named executive officers, the amounts of which are also included in the All Other Compensation column. Each named executive officer participated in our Executive Rewards Program. Prior to 2008, this Program provided a fixed annual allowance which the executive could apply to one or more specific types of perquisites approved under the Program. For 2008, the Program was simplified to provide a cash allowance to each executive officer to use such amount in his/her discretion. The amount paid under the Program for 2008 to Mr. Carlucci was $37,000 and for each of the other named executive officers was $17,000. Apart from the Program, special "expatriate" benefits have been provided to officers as an inducement to accept job assignments that result in relocation or disturbance to their living situation. For Mr. Pajot, 2008 payments for living accommodations in the United States were $218,400, and expatriate payments covering international health care insurance, car allowance and car leasing costs and personal transportation costs consistent with the terms of his employment agreement were $34,190. For Mr. Knightly, a foreign assignment ended in 2007, but some expatriate and other payments relating to the assignment were made in 2008, including relocation expenses of $48,504 and a tax gross-up of $4,616. In the case of Mr. Carlucci, perquisites also included personal travel on corporate aircraft resulting in incremental cost to IMS of $12,403 reflected in the All Other Compensation column. When Mr. Carlucci's spouse accompanied him, such travel did not result in incremental cost to IMS. We also make tax equalization payments to or on behalf of Mr. Pajot that in effect reimburse him for U.S. taxes he must pay on salary, bonus, exercise of options, vesting or settlement of restricted stock/RSUs, other compensation items he would have received regardless of the international assignment, and savings and investments to the extent U.S. federal and state taxes on those items exceed the taxes that would have applied to the same items if he had received them as a United Kingdom resident, and we provide a full tax gross-up for U.S. federal and state taxes on expatriate benefits. For 2008, the tax gross-up amount representing compensation to Mr. Pajot was $724,633.

Grants of Plan-Based Awards for Fiscal 2008

        The table below shows information regarding grants of plan-based awards made to named executive officers during 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)(4)
(a)	(b)	Threshold($) (c)(1)	Target($) (d)	Maxi- mum($) (e)	Threshold($) (f)(1)	Target($) (g)	Maxi- mum($) (h)	(#) (i)	($) (j)	($) (k)
David R. Carlucci	2/12/2008	701,250	935,000	1,870,000	701,250	935,000	1,870,000			1,870,000
	3/31/2008				637,500	850,000	1,700,000			1,700,000
	4/15/2008							154,826	$22.58	849,995
Gilles V. J. Pajot	2/12/2008	450,225	600,300	1,200,600	450,225	600,300	1,200,600			1,200,600
	3/31/2008				350,625	467,500	935,000			935,000
	4/15/2008							85,154	$22.58	467,495
Robert H. Steinfeld	2/12/2008	172,500	230,000	460,000	172,500	230,000	460,000			460,000
	3/31/2008				159,375	212,500	425,000			425,000
	4/15/2008							38,706	$22.58	212,496
Kevin C. Knightly	2/12/2008	168,750	225,000	450,000
	3/31/2008				168,750	225,000	450,000			450,000
	4/15/2008							40,983	$22.58	224,997
Leslye G. Katz	2/12/2008	161,719	215,625	431,250	161,719	215,625	431,250			431,250
	3/31/2008				144,375	192,500	385,000			385,000
	4/15/2008							35,063	$22.58	192,496

(1)
The threshold payout level shown is 75% of the target award value. For the portion of the award earnable based on adjusted (non-GAAP) revenues and adjusted (non-GAAP) free cash flow, if performance fails to meet the threshold level, no amount will be paid out relating to that portion of the award; the payout level at the threshold performance level is 75% of the target award value. For the portion of the award earnable based on adjusted (non-GAAP) operating income, no payout will result if performance is below the threshold level, but for performance between the threshold level and the next higher specified performance level the payout will be between 0% and 75% of the target award level.

(2)
The exercise or base price is equal to the fair market value of the stock on the date of grant. Stock appreciation rights vest one fourth per annum and have a seven year term. Stock appreciation rights are subject to accelerated vesting upon death, disability, termination by the Company not for cause, termination by the executive for good reason in the case of Messrs. Carlucci, Pajot and Steinfeld, or a change in control. Stock appreciation rights that are vested at the time of termination remain outstanding for specified periods thereafter except that, upon a termination not for cause or for good reason after a change in control, stock appreciation rights generally remain outstanding for the remainder of their term.

(3)
Grant Date Fair Value of stock awards calculated using the Fair Market Value (as defined in the 1998 Plan) of our Common Stock on the date of grant and assuming maximum performance for Equity Incentive Plan Awards.

(4)
Grant Date Fair Value of stock appreciation rights is determined using the Black-Scholes option pricing model, based on the same assumptions as are used for calculating fair value for purposes of our financial statements except without discounting award value for estimated forfeitures related to service-based vesting conditions. These assumptions are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which shall be deemed to be part of this Proxy Statement.

 Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following provides background information to permit a better understanding of the compensation amounts shown in the Summary Compensation Table and Grants of Plan-Based Awards Table above.

Non-Equity Incentive Plan Compensation

        The amounts shown in the two tables above as "Non-Equity Incentive Plan Compensation" result from cash-based awards under the AIP for all named executive officers and, in the case of Mr. Knightly, also result from a cash-based award under the LTIP. Cash-based awards means incentive awards for which we set a target cash amount that may be earned based on performance over a one- or two-year period, with the opportunity to earn higher-than-target or lower-than-target amounts based on performance that is higher or lower than the specified target level, and with payouts in cash. Awards under the LTIP with similar performance terms but which are denominated in cash and paid out in shares or denominated and paid out as RSUs are treated as "Equity Incentive Plan Awards" in the above tables, as discussed below.

        The amounts in the column "Non-Equity Incentive Plan Compensation" shown in the Summary Compensation Table are the actual cash amounts paid to the named executive officers under the AIP in early 2009 for 2008 performance plus, in the case of Mr. Knightly, the cash amounts paid for the 2007-2008 performance cycle under the LTIP. The column "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" in the Grants of Plan-Based Awards Table shows the amounts that potentially could have been earned under the AIP for 2008 performance at threshold, target, and maximum levels. All of these awards are fully at risk, in that performance below the threshold level would result in no payout.

        AIP Awards and Performance Goals.—Named executive officers earned awards under the AIP in 2008 primarily based on the level of achievement of annual adjusted (non-GAAP) revenue, adjusted (non-GAAP) operating income and adjusted (non-GAAP) free cash flow targets set by the Human Resources Committee early in the year. The revenue and operating income goals each was weighted 40% and the free cash flow goal was weighted 20%. If at least 80% of the financial goals relating to revenue and operating income were achieved, the Committee could adjust a participant's annual incentive (i) by ten percentage points upward or downward based on progress in achieving strategic objectives, based on the recommendation of the Chief Executive Officer, (ii) by 20 percentage points upward or downward based on other factors in the discretion of the Committee, and (iii) upward or downward by any amount, subject to award maximums, based on the participant's rated performance for the year in achieving individual goals and in his or her work-related skills and behaviors under the Performance Management Program. Target awards under the AIP equaled a pre-set percentage of the executive's salary, ranging from 58% to 110% of salary. The targeted performance level for adjusted (non-GAAP) revenues was $2,307 million, with a threshold level of 90% and maximum level of 110% of that amount. The targeted performance level for adjusted (non-GAAP) operating income was $519 million, with a threshold level of 90% and a maximum level of 107.5% of that amount. The targeted performance level for adjusted (non-GAAP) free cash flow was $300 million, with a threshold level of 90% and a maximum level of 110% of that amount. Performance at levels higher than target can result in payouts of up to 200% of the executive's target award level, weighted for each financial goal and subject to adjustments. Performance at the threshold level for either the revenue or free cash flow goal would result in payment of 75% of the amount payable for target financial performance. Performance at the threshold level for operating income up to the next incremental performance point would result in a payout between 0% and 75% of the target amount. In all cases, no amount is payable for performance below the threshold level.

        Our senior executive officers were advised early in the year of their personal performance goals under our Performance Management Program. For 2008, these goals were based on individual efforts in the areas of: (i) financial performance—to meet budgeted levels of revenue and operating income, cash flow and earnings per share objectives, and ensure high standards of financial reporting practices; (ii) customer-related goals—to improve relations with key customers and become a trusted advisor to them, and improve customer satisfaction, (iii) business operations and metrics—with respect to integrating and leveraging acquisitions and good performance in production and development; (iv) people management and leadership—to improve employee engagement worldwide and continue focus on key people programs to address our critical needs, (v) communications—to increase brand awareness and recognition externally, and (vi) strategy—to broaden our capabilities to attract and grow future business. An executive's individual performance is graded under the Performance Management Program on a scale that recognizes that, in a given year, a few executives may be performing in a truly outstanding manner, but this cannot be a large number in relation to all Program participants. The Human Resources Committee assesses individual performance against these goals at year end, in determining the final amount of the annual incentive award and, for PERS participants, corresponding amounts of PERS awards.

        LTIP Awards (Denominated and Paid in Cash); LTIP Performance Goal.,    The Committee authorized a cash-based award under the LTIP in 2007 for Mr. Knightly, earnable by performance in 2007 - 2008. Such award was earnable by achievement of performance goals based 50% on adjusted (non-GAAP) revenues and 50% on adjusted (non-GAAP) operating income. For the 2007 - 2008 performance period, the target performance levels were $4,476 million of adjusted (non-GAAP) revenues and $1,010 million of adjusted (non-GAAP) operating income, with threshold levels and maximum levels for such revenues of 90% and 110% of the target level and for such operating income of 90% and 107.5% of the target level. For the 2008 - 2009 performance period, the target performance level is set based on the same target levels as applied for 2008 under the AIP, including a financial goal based on adjusted (non-GAAP) free cash flow, plus 100% of those levels projected for 2009, with threshold and maximum levels for such revenues also the same as for the 2008 AIP awards. Awards under the LTIP may range from 0% to 200% of the participant's target award, depending on the level of performance.

        AIP and LTIP Performance Goals Achieved.    Under the AIP and LTIP, we set performance goals based on budgeted exchange rates in effect at the beginning of the year (or initial performance year in the two-year LTIP performance period) covered by the performance goals. To eliminate positive and negative effects of exchange rates on the performance results, we adjust revenues and operating income figures for purposes of these plans by applying the same exchange rates used for budgeting and goal-setting purposes (we refer to this as setting performance goals in "constant dollars"). Accordingly, "adjusted" revenues and operating income mean our revenues and operating income as determined for purposes of our financial statements under GAAP but adjusted to U.S. dollars based on the exchange rates in effect at the beginning of the year. The Human Resources Committee also retains the authority to make adjustments for extraordinary charges, provided a threshold level of pre-adjustment revenues and operating income is achieved.

        Under GAAP (applied as described in our financial statements), our 2008 revenues were $2,329.5 million and operating income was $498.3 million. As discussed above, for the AIP, PERS and LTIP programs, we adjusted operating income to eliminate the effects of a third quarter Government Solutions charge ($3.7 million) and a fourth quarter impairment charge for the write-off of certain capitalized software assets in our EMEA and Asia Pacific regions ($9.4 million), which resulted in an adjusted (non-GAAP) operating income for 2008 of

$511.5 million. We adjusted revenues and further adjusted (non-GAAP) operating income to constant dollars. As a result of this currency exchange rate adjustment, for purposes of our incentive programs, 2008 adjusted (non-GAAP) revenues were $2,209.2 million, 2008 adjusted (non-GAAP) operating income was $470.8 million, and adjusted (non-GAAP) free cash flow was $317.5 million. These represented achievement at a level of 95.8% of target for adjusted (non-GAAP) revenues, 90.7% of target for adjusted (non-GAAP) operating income, and 106% of target for adjusted (non-GAAP) free cash flow, resulting in a blended preliminary calculated level for AIP payouts of 64.9% of the target award. Our 2008 GAAP revenues of $2,329.5 million represented an increase of 6% (3% constant dollar) over 2007 revenues. Our 2008 adjusted (non-GAAP) operating income of $511.5 million represented an increase of 6% (flat constant dollar) as compared to our 2007 adjusted (non-GAAP) operating income, which was $482.0 million. Our 2008 adjusted (non-GAAP) free cash flow of $317.5 million represented an increase of 10.3% over our 2007 adjusted (non-GAAP) free cash flow, which was $287.9 million. Before adjusting to eliminate the effects of a restructuring charge in 2007 ($88.7 million), our 2007 operating income on a GAAP basis was $393.3 million. GAAP operating income for 2008 was $498.3 million, representing an increase of 26.7% from 2007.

        At the recommendation of our Chief Executive Officer based on our execution of strategy in 2008 and the financial results achieved, the Committee determined to make adjustments to the payout levels for the 2008 AIP and PERS programs and for the 2007 - 2008 LTIP performance period. These adjustments are discussed above in the Compensation Discussion and Analysis. Under the AIP, this downward adjustment resulted in payouts to each of the named executive officers at a level of 60.7% of the target annual incentive. This adjustment applied also to PERS payouts, which are equal in value to the AIP incentive amount earned. Individual adjustments were not made under the Performance Management Program. This resulted in the AIP payouts for 2008 in the following amounts (which are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table): Mr. Carlucci, $567,500; Mr. Pajot, $364,400; Mr. Steinfeld, $139,600; Mr. Knightly, $136,600; and Ms. Katz, $130,900.

        For purposes of the LTIP, for the 2007 - 2008 performance period our adjusted (non-GAAP) revenues were $4,351 million, or 97.2% of target, and our adjusted (non-GAAP) operating income was $941 million, or 93.2% of target, resulting in a preliminary calculated payout of 65.7% of the target award. Under GAAP, our 2008 revenues were $2,330 million, and our 2007 revenues were $2,193 million. For purposes of the LTIP, we adjusted both 2008 and 2007 revenues to eliminate the effects of changes in foreign currency exchange rates during each year, based on exchange rates in effect at the beginning of 2007. The effects of these adjustments for 2008 are the same as described above for the AIP calculations for 2008. As a result of this constant dollar adjustment, for purposes of the LTIP, 2008 adjusted (non-GAAP) revenues were $2,209 million and 2007 adjusted (non-GAAP) revenues were $2,142 million, totaling $4,351 million for the two years combined. As described above in connection with the AIP, for purposes of our LTIP, 2008 adjusted (non-GAAP) operating income, after elimination of the effects of changes in foreign currency exchange rates based on exchange rates in effect at the beginning of 2007, was $471 million. After adjusting 2007 (non-GAAP) operating income to eliminate the effects of changes in foreign currency exchange rates and the effects of the fourth quarter restructuring charge, based on exchange rates in effect at the beginning of 2007, our 2007 adjusted (non-GAAP) operating income for purposes of our LTIP was $471 million, and when combined with 2008 adjusted (non-GAAP) operating income of $471 million, totals $941 million for 2007 and 2008 combined.

        At the recommendation of our Chief Executive Officer, the Committee determined to adjust the payout levels for the LTIP 2007 - 2008 upward by 4.3 percentage points from the payout level corresponding to the unadjusted performance for the performance period. This adjustment is discussed above in the Compensation Discussion and Analysis. This resulted in a payout level for the two-year performance period (2007 - 2008) of 70%. For Mr. Knightly the resulting cash payout of the cash-denominated portion of his LTIP award for the 2007 - 2008 performance period to Mr. Knightly, included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2008, was $157,500. Payouts of the cash-denominated portion of the LTIP to other named executive officers will be in shares, making those awards "Equity Incentive Plan Awards," as discussed below. Mr. Knightly also received a share-based 2007 - 2008 LTIP award from which he will receive a cash-denominated award payable in shares. Payouts to all named executive officers under the portion of the LTIP awards denominated and to be paid out in RSUs also for the 2007 - 2008 performance period are discussed below.

Equity Incentive Plan Awards

        PERS Awards.    The Summary Compensation Table and Grants of Plan-Based Awards Table contain amounts that result from several types of equity incentive plan awards. One type is the PERS awards, which are grants of RSUs with a value that matches the amount earned by certain named executive officers under the AIP for 2008 performance. The PERS program provides an opportunity to earn these RSUs at threshold, target, and maximum levels that are the same as the AIP award opportunity levels, as shown in the Grants of Plan-Based Awards Table. The basis for payouts under the AIP is explained under the caption "Non-Equity Incentive Plan Compensation" above. For 2008, we authorized PERS awards for Messrs. Carlucci, Pajot, and Steinfeld and for Ms. Katz, resulting in a grant of RSUs in early 2009 with a value, for each of these executives, equal to the amount of the executive's AIP payout for 2008. To determine the number of RSUs, we divided the dollar value of the AIP payout by the average fair market value of our stock on the last 20 trading days of 2008 ($14.32), resulting in grants on February 10, 2009 of PERS (in the form of RSUs) as follows: Mr. Carlucci, 39,630 RSUs; Mr. Pajot, 25,447 RSUs; Mr. Steinfeld, 9,749 RSUs; and Ms. Katz, 9,142 RSUs. These RSUs are subject to an additional two-year service period for vesting, extending until January 2, 2011, subject to accelerated vesting upon a change in control and in the event of termination of employment in certain circumstances.

        LTIP Awards (Cash-Denominated Portion Settled in Shares and RSU-Denominated Portion).    As explained above, LTIP awards to the named executive officers constitute "Equity Incentive Plan Awards" except for those portions of the LTIP award to Mr. Knightly for the 2007 - 2008 performance period denominated and payable in cash (a "cash-settled portion"). These LTIP awards, for both the 2007 - 2008 performance period and the 2008 - 2009 performance period, had a grant-date value that was evenly divided between a cash-denominated award settleable in shares (such shares to be valued after the end of the performance period) and RSUs (such RSUs to be valued at the beginning of the performance period). For Mr. Knightly's 2007-2008 LTIP award, the non cash-settled portion was also denominated in RSUs.

        The performance goals under the LTIP are the same for all awards for a given performance period.

        With regard to the cash-denominated portion of the LTIP awards settleable in shares for the 2007 - 2008 performance period, the named executive officers earned the following amounts: Mr. Carlucci, $700,000; Mr. Pajot, $385,000; and Mr. Steinfeld, $175,000; and

Mr. Knightly, $157,500; and Ms. Katz, $157,500. These amounts will be converted into shares of our common stock at a market price determined in April 2009, and those shares will be delivered to the executives at that time (or deferred, at the election of the executive) without further vesting requirements. The value of these awards is included in the Summary Compensation Table in the "Stock Awards" column (with amounts reflected in part for 2007 and in part for 2008).

        Under the LTIP, all of the named executive officers earned RSUs for the 2007 - 2008 performance period at 70% of the target level. The way in which this 70% payout level was determined is the same as for the cash-denominated portion of the LTIP, explained under the caption "Non-Equity Incentive Plan Compensation" above. To determine the number of RSUs earned for the 2007-2008 performance period, we divided the dollar value of the LTIP payout by the average fair market value of our stock on the last 20 trading days of 2006 ($27.62), resulting in grants to be effective April 17, 2009 of RSUs as follows: Mr. Carlucci, 25,344 RSUs; Mr. Pajot, 13,939 RSUs; Mr. Steinfeld, 6,336 RSUs; Mr. Knightly, 5,702 RSUs; and Ms. Katz, 5,702 RSUs. These RSUs are subject to an additional two-year service period for vesting, extending until April 17, 2011, subject to accelerated vesting upon a change in control and in the event of termination of employment in certain circumstances. In addition, Mr. Knightly earned 2,851 RSUs that are subject to an additional two-year service period for vesting extending until January 2, 2011, subject to accelerated vesting upon a change in control and in the event of a termination of employment in certain circumstances. The fair value of the RSUs earned under the LTIP, together with other RSUs granted in 2007 and earlier, is included in the "Stock Awards" column of the Summary Compensation Table, apportioned over the years during which such awards are earned and vest. To the extent that such RSUs are subject to further vesting requirements after 2008, a portion of the accounting expense for such awards has not yet been reflected in the "Stock Awards" column.

        We granted LTIP awards in 2008 that comprise two types of equity incentive awards. Early in the year, we advised each LTIP participant of the target dollar amount of his or her overall award for the 2008 - 2009 performance period. For each named executive officer, one-half of the LTIP award opportunity is a specified cash amount which, if earned by performance in 2008 - 2009, would be converted into a number of shares of our stock in early 2010 and distributed at that time. This grant, for the 2008 - 2009 performance period, is structured in a way similar to the grants for the 2007 - 2008 performance period described above, except that the named executive officers will receive a payout in shares rather than in cash. A portion of the fair value of these awards was included in the Summary Compensation Table in the "Stock Awards" column for 2008, and the remainder will be included in 2009.

        One-half of each named executive officer's award value under the LTIP for the 2008 - 2009 performance year was converted into RSUs as of the beginning of the performance period. If earned, these RSUs would remain subject to a two-year vesting requirement commencing at the end of the performance period. The performance goals for the earning of these equity awards under the LTIP are the same as under the AIP for 2008, with identical performance goals for the 2009 year as well.

        The performance periods and vesting periods for awards will end on an accelerated basis upon the occurrence of certain kinds of termination of employment or upon a change in control of IMS. These are described below under the caption "Potential Payments Upon Termination or Change-In-Control."

Employment-Related Agreements

        IMS has entered into employment agreements with Messrs. Carlucci, Pajot and Steinfeld, which employ them for a specified period of up to approximately three years, with automatic one-year renewals thereafter. The material terms of these employment agreements that provide information necessary to interpret the Summary Compensation Table are as follows:

        The employment agreements specify annual base salaries, which must be reviewed annually and may be increased but not decreased from the amount previously in effect. Salary levels in effect for 2008 are reflected in the salary column of the Summary Compensation Table.

        The employment agreements permit each executive to participate in all executive compensation plans and programs intended for general participation by senior executives of IMS and generally guarantee that the opportunities and benefits provided under those plans and programs, in the aggregate, will be no less favorable than those in place when the executive was first employed. Accordingly, Messrs. Carlucci, Pajot, and Steinfeld were eligible to participate in the IMS PERS Program, the LTIP and the 1998 Employees' Stock Incentive Plan, pursuant to which the stock awards presented in the Summary Compensation Table were granted.

        The employment agreements also provide each executive with an opportunity to earn annual incentive compensation based on target achievement of performance objectives set by the Human Resources Committee, in an amount not less than a specified percentage of salary, as follows: Mr. Carlucci, 110%; Mr. Pajot, 82.2%; and Mr. Steinfeld, 57.5%. Earned annual incentive awards for Messrs. Carlucci, Pajot and Steinfeld for 2008 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

        The employment agreements further permit each executive to participate in all employee and executive benefit plans and programs to the extent such plans and programs are available to other employees or executives of IMS and as noted above generally guarantee that the benefits provided under those plans and programs, in the aggregate, will be no less favorable than those in place when the executive was first employed. Accordingly, Messrs. Carlucci and Steinfeld participate in the tax-qualified Retirement Plan and the related nonqualified Retirement Excess Plan. In addition, Mr. Carlucci participates in the SERP, as modified by his employment agreement, and Mr. Steinfeld participates in the EXPP and the US ERP, as modified by his employment agreement. Mr. Pajot is entitled to a supplemental pension benefit under the terms of his employment agreement. The material terms of the Retirement Plan, Retirement Excess Plan, SERP, EXPP and US ERP, as modified by the executives' employment agreements, and the specific terms of Mr. Pajot's supplemental pension benefit are described below under the caption "Nonqualified Pension Plans." The increase in 2008 in the value of the pension benefits payable to Messrs. Carlucci, Pajot, and Steinfeld is reflected in the Change in Pension Value column of the Summary Compensation Table. Another executive benefit plan in which Messrs. Carlucci, Pajot, and Steinfeld participated is the Executive Rewards Program under which Mr. Carlucci received $37,000 and Messrs. Pajot and Steinfeld each received $17,000, in addition to annual health examinations and, in the case of Messrs. Carlucci and Pajot, limited personal use of Company aircraft. The value of these Executive Rewards Program benefits is included in the All Other Compensation column of the Summary Compensation Table.

        The agreements require IMS to provide certain payments and benefits upon termination of the executive's employment, which are quantified and described below under the caption "Potential Payments Upon Termination or Change-In-Control."

        In addition, certain perquisites provided under the employment agreements are included in the All Other Compensation column of the Summary Compensation Table. The All Other Compensation column of the Summary Compensation Table also reflects the benefits noted below that were payable to Mr. Pajot in 2008. Although the majority of these benefits were in place during his assignment in the United Kingdom, several were instituted to encourage his relocation to the United States, as follows:

  •
  Round-trip, first class airfare to Paris once every 12 months to maintain family ties and additional round-trip, first class airfare to Paris in the event of family illness or death;

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  Professional financial planning and tax services associated with his relocation to the United States;

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  Automobile costs and reimbursement for the income taxes resulting from the inclusion of commuting costs in income;

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  A monthly housing allowance of $18,125, with a tax gross up;

  •
  Tax equalization payments and fees charged by a designated tax preparer so that his U.S. tax burden does not exceed the amount of tax that would have been payable had he continued working in the United Kingdom; and

  •
  Reimbursements, with a tax gross up, of actual relocation expenses incurred following termination of employment for any reason other than to accept employment with a business entity that is not affiliated with IMS.

        In addition, Mr. Pajot's employment agreement provides for the payment of an amount equal to the aggregate matching contributions that would have been credited to an account for him under the tax-qualified Savings Plan and the related non-qualified Savings Equalization Plan had he participated in those plans, which amount is 3% of base salary and bonuses annually, plus earnings at a rate equal to the annual return that would have been realized had such amount been invested 80% in the fixed income fund and 20% in the equity index fund available under the tax-qualified Savings Plan.

        Under their employment agreements, Messrs. Carlucci and Steinfeld participate in the tax-qualified Savings Plan and the related nonqualified Savings Equalization Plan under which they receive matching contributions equal to 3% of their base salary and annual bonuses plus earnings as stated above, which amounts payable under the Savings Equalization Plan are distributed to them annually. These amounts are also reflected in the All Other Compensation column of the Summary Compensation Table.

        Messrs. Carlucci, Pajot and Steinfeld are entitled to reimbursement on an after-tax basis of their reasonable costs and expenses incurred in interpreting or enforcing their employment agreements. In addition, if Messrs. Carlucci, Pajot or Steinfeld become subject to any tax penalties or interest under Section 409A of the Internal Revenue Code by reason of their employment agreements, IMS will reimburse them on an after-tax basis for such tax, penalties and interest.

        Ms. Katz and Mr. Knightly do not have employment agreements with IMS.

 Outstanding Equity Awards

Outstanding Equity Awards At Fiscal Year End—Fiscal 2008

        The following table shows information regarding outstanding equity awards held by our named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(3)
David R. Carlucci	250,000	—		$13.57	10/7/2012	167,525	2,539,679	46,856	710,341
	150,000	—		$16.05	5/20/2010
	175,000	—		$23.92	4/5/2011
	115,000	—		$23.03	1/1/2012
	—	154,826	(4)	$22.58	4/15/2015
Gilles V. J. Pajot	114,552	—		$30.39	1/14/2009	138,359	2,097,522	25,771	390,688
	122,988	—		$20.49	2/15/2010
	68,327	—		$15.21	5/25/2010
	82,500	—		$17.70	7/8/2009
	100,000	—		$16.05	5/20/2010
	100,000	—		$23.92	4/5/2011
	100,000	—		$24.06	4/15/2012
	—	85,154	(4)	$22.58	4/15/2015
Robert H. Steinfeld	34,365	—		$30.39	1/14/2009	62,590	948,864	11,714	177,584
	40,996	—		$20.49	2/15/2010
	30,747	—		$15.21	5/25/2010
	31,000	—		$17.70	7/8/2009
	120,000	—		$23.92	4/5/2011
	100,000	—		$24.06	4/15/2012
	—	38,706	(4)	$22.58	4/15/2015
Kevin C. Knightly	34,365	—		$30.39	1/14/2009	38,771	587,768	12,403	188,031
	51,245	—		$20.49	2/15/2010
	50,000	—		$23.92	4/5/2011
	44,000	—		$24.06	4/15/2012
	—	40,983	(4)	$22.58	4/15/2015
Leslye G. Katz	30,000	—		$16.05	5/20/2010	36,505	553,416	10,612	160,871
	40,000	—		$23.92	4/5/2011
	40,000	—		$24.06	4/15/2012
	—	35,063	(4)	$22.58	4/15/2015

(1)
The values shown equal the number of shares or units multiplied by the closing market price of the underlying common stock on December 31, 2008 of $15.16.

(2)
The unearned Equity Incentive Plan Awards, if earned, will vest on April 15, 2012 for all RSUs.

(3)
Amounts reflect payout assuming target performance is achieved.

(4)
Grants of stock appreciation rights ("SARs") on April 15, 2008. These SARs will become exercisable in four equal installments beginning on the first anniversary of the date of grant, or April 15, 2009.

(5)
The following table shows the market value and vesting schedule for the shares or units of stock held by named executive officers that were unvested as of December 31, 2008:

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Vesting Date Schedule
David R. Carlucci	37,713	571,729	1/2/2009
	29,752	451,040	1/2/2010
	35,086	531,904	4/18/2010
	39,630	600,791	1/2/2011
	25,344	384,215	4/17/2011
Gilles V. J. Pajot	23,394	354,653	1/2/2009
	39,856	604,217	1/3/2009
	18,862	285,948	1/2/2010
	16,861	255,613	4/18/2010
	25,447	385,777	1/2/2011
	13,939	211,315	4/17/2011
Robert H. Steinfeld	9,364	141,958	1/2/2009
	19,928	302,108	1/3/2009
	8,109	122,932	1/2/2010
	9,104	138,017	4/18/2010
	9,749	147,795	1/2/2011
	6,336	96,054	4/17/2011
Kevin C. Knightly	1,890	28,652	1/2/2009
	4,304	65,249	4/18/2009
	4,304	65,249	4/18/2010
	16,534	250,655	8/7/2010
	3,186	48,300	1/2/2010
	2,851	43,221	1/2/2011
	5,702	86,442	4/17/2011
Leslye G. Katz	1,771	26,848	1/2/2009
	2,143	32,488	2/13/2009
	2,143	32,488	2/13/2010
	2,144	32,503	2/13/2011
	2,869	43,494	4/18/2009
	2,869	43,494	4/18/2010
	1,820	27,591	1/2/2010
	5,902	89,474	1/2/2010
	9,142	138,593	1/2/2011
	5,702	86,442	4/17/2011

    (a)
    The values shown equal the number of shares or units multiplied by the closing market price of the underlying common stock on December 31, 2008 of $15.16.

Option/SAR Exercises and Stock Vested

Option/SAR—Exercises and Stock Vested for Fiscal 2008

        The following table shows information regarding the options/SARs exercised and the stock awards that vested for our named executive officers during 2008.

	Option/SAR Awards		Stock Awards
Name (a)	Numbers of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting ($) (d)		Value Realized on Vesting ($)(2) (e)
David R. Carlucci	—	—	87,902	(3)	2,056,749
Gilles V. J. Pajot	—	—	35,827		843,151
Robert H. Steinfeld	35,000	246,750	18,679	(4)	228,257
Kevin C. Knightly	—	—	6,996		166,479
Leslye G. Katz	40,000	87,047	7,256		173,827

(1)
The values shown equal the difference between the exercise price of the shares acquired on exercise and the market value of the underlying common stock at exercise.

(2)
The values shown equal the number of shares acquired on vesting multiplied by the Fair Market Value of the underlying common stock at vesting.

(3)
Mr. Carlucci deferred delivery of the 87,902 shares reflected above until February 17, 2009. The deferral is in compliance with § 409A of the Internal Revenue Code.

(4)
Mr. Steinfeld deferred delivery of the 18,679 shares reflected above until November 26, 2008. The deferral is in compliance with § 409A of the Internal Revenue Code.

Pension Benefits

        The following table shows information regarding the present value as of December 31, 2008 of the accumulated benefits of our named executives under our pension arrangements.

Pension Benefits for Fiscal 2008

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2),(3)		Payments During Last Fiscal Year ($)
David R. Carlucci	Retirement Plan Excess Retirement Plan SERP	5.083 5.083 6.25	58,585 356,892 8,220,897	(4)	— — —
Gilles V.J. Pajot	Individual Agreement	16.083	7,628,499	(5)	—
Robert H. Steinfeld	Retirement Plan Excess Retirement Plan US ERP/EXPP	10.75 10.75 11.917	118,735 188,833 1,519,329	(6)
Kevin C. Knightly	Retirement Plan Excess Retirement Plan	25.42 25.42	180,671 129,348		— —
Leslye G. Katz	Retirement Plan Excess Retirement Plan	25.25 25.25	223,745 212,823		— —

(1)
Number of years of credited service calculated based on January 1, 2008 valuation data plus one year for Messrs. Carlucci, Steinfeld and Knightly and Ms. Katz. Number of years of credited service for Mr. Pajot is measured based on service from December 16, 1997 to December 31, 2008, plus five additional years of service for Pharmacia and Upjohn service.

(2)
The present value of accumulated benefits is based on a discount rate of 6.00% and retirement at age 65 for the Retirement Plan and the Excess Retirement Plan. The retirement age for the nonqualified arrangements is age 55 (Mr. Carlucci), age 60 (Messrs. Pajot and Steinfeld). Pre-retirement mortality is ignored in the calculation of the present value of accumulated plan benefits. Other than the change in the discount rate and a 4.25% cash balance interest crediting rate, all other assumptions were those used in the January 1, 2008 actuarial valuations (see Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008).

(3)
Retirement Plan and Excess Retirement Plan benefits were estimated based on the January 1, 2008 valuation data and 2008 compensation.

(4)
This pension amount reflects the assumptions as described in Note (2) above, in accordance with applicable Securities and Exchange Commission rules. However, if Mr. Carlucci's employment had terminated at December 31, 2008, the lump sum value of his SERP benefit would have been determined under specific contractual terms. Under the assumptions described in Note (2) above, but applying a 4% lump-sum rate which was approximately the average applicable lump-sum rate in effect during 2008, Mr. Carlucci's benefit would be approximately $9,250,000. If the applicable lump-sum rate at the time of termination were to be lower than 4%, the lump-sum benefit would be a greater amount. Upon death prior to termination, his spouse would receive a benefit of 50% of the lump-sum amount.

(5)
This pension amount reflects the assumptions as described in Note (2) above, in accordance with applicable Securities and Exchange Commission rules. However, if Mr. Pajot's employment had terminated at December 31, 2008, the lump sum value of his benefit under his individual agreement would have been determined under specific contractual terms. Under the assumptions described in Note (2) above, but applying a 4% lump-sum rate which was approximately the average applicable lump-sum rate in effect during 2008, Mr. Pajot's benefit would be approximately $8,501,000. If the applicable lump-sum rate at the time of termination were to be lower than 4%, the lump-sum benefit would be a greater amount. Upon death prior to termination, his beneficiary would receive a benefit of 100% of the lump-sum amount.

(6)
This pension amount reflects the assumptions as described in Note (2) above, in accordance with applicable Securities and Exchange Commission rules. However, if Mr. Steinfeld's employment had terminated at December 31, 2008, the lump sum value of his EXPP benefit would have been determined under specific contractual terms. Under the assumptions described in Note (2) above, but applying a 4% lump-sum rate which was approximately the average applicable lump-sum rate in effect during 2008, Mr. Steinfeld's benefit would be approximately $1,692,000. If the applicable lump-sum rate at the time of termination were to be lower than 4%, the lump-sum benefit would be a greater amount. Upon death prior to termination, his spouse would receive a benefit of 50% of the lump-sum amount.

IMS Health Incorporated Retirement Plan

        IMS sponsors a qualified defined benefit Retirement Plan to provide retirement income to IMS's US-based employees. Benefits under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant's cash balance account is increased by (i) pay credits of 6% of the participant's plan compensation (base salary plus annual bonus) for that month and (ii) interest credits based on the participant's hypothetical account balance at the end of the prior month. Interest credits are based on 30-year Treasury bond yields. Participants may retire early at age 55 with five years of service with unreduced benefits. Pension benefits are payable as an actuarially equivalent life annuity. Lump sum distributions are only available for benefits valued at $1,000 or less. Retirement Plan benefits are provided on a noncontributory basis to employees.

Nonqualified Pension Plans

        IMS also maintains nonqualified pension plans to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified Retirement Plan. The benefits provided under the Retirement Excess Plan are equal to the difference between the benefits provided under the qualified Retirement Plan and benefits that would have been provided under that plan if not for the limitations imposed by the Internal Revenue Code on the amount of compensation that can be taken into account under a qualified plan and the amount of annual benefits that can be paid from a qualified plan. All of the named executive officers participate in the Retirement Excess Plan except for Mr. Pajot.

        All five of the named executive officers have pension benefits in addition to those provided under the Retirement Plan and the Retirement Excess Plan.

        Mr. Carlucci participates in the SERP, as modified by the terms of his employment agreement. His benefit is calculated as 8% of average final compensation (base salary plus annual bonus during the highest five consecutive years of the last 10 consecutive years of employment) per year for the first five years of credited service, and 3.5% per year for each additional year up to a maximum of 60% of average final compensation, less the benefits payable from the Retirement Plan, the Retirement Excess Plan and Social Security, and less an annual life annuity benefit of $96,327.24 to account for benefits Mr. Carlucci will receive from his former employer. This formulation is estimated to result in the IMS funded portion of the SERP equal to the maximum of 50% of average final compensation. Mr. Carlucci forfeits his SERP benefit if he is terminated for cause or if he breaches his noncompetition, confidentiality and nondisparagement agreement (except in the case of a change-in-control of IMS). In addition, the portion of his benefit attributable to 1.825% of average final compensation per year with respect to years of credited service in excess of five vests over a six-year period in which one-sixth of such benefit vests every year beginning on and after December 16, 2008. Retirement benefits are available at age 55 on an unreduced basis. Benefits are payable in a lump sum calculated on the assumption that they are payable as a joint and fully subsidized 50% survivor annuity and on the basis of the 1983 Group Annuity Mortality Table and a discount rate equal to 85% of the average of the 15-year noncallable U.S. Treasury bond yields for the three months preceding termination (or if such bonds are unavailable, using such proxy rate as IMS determines). Payment of the lump sum benefit is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment.

        Mr. Pajot has a supplemental pension benefit payable under the terms of his employment agreement. He is 100% vested in his pension benefit unless he is terminated for cause. The benefit is calculated as 3.25% of average final compensation (defined as base salary plus annual bonus during the last 60 months of employment with a minimum of £619,295) per year of credited service, subject to a maximum of 65% of average final compensation and a minimum of 55% of average final compensation. In order to attract appropriate executive talent, IMS may grant additional years of pension service under its nonqualified retirement programs. IMS has an agreement with Mr. Pajot to provide five extra years of credited service under his supplemental pension benefit formula. Benefits are payable in the form of a lump sum in the year following the year of Mr. Pajot's termination of employment, calculated on the basis of the group annuity mortality table used by the qualified Retirement Plan and a discount rate equal to 85% of the average of the 15-year noncallable U.S. Treasury bond yields for the three months preceding termination (or if such bonds are unavailable, using such proxy rate as IMS determines), less an amount equal to $368,913 increased by interest compounded at a rate of 5.5% per annum from February, 1998 to the month in which payment of the supplemental pension benefit is made to account for benefits Mr. Pajot has received from a former employer. Payment of the lump sum benefit is subject to a six-month delay to comply with § 409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment. Mr. Pajot's disability retirement benefits will be at least equal to those provided under the IMS US Executive Retirement Plan ("US ERP"), reduced by an amount equal to $368,913 increased by interest compounded at a rate of 5.5% per annum from February, 1998 to the month in which payment of the disability retirement benefit is made. The US ERP disability benefit provides for monthly payments to the disabled employee of an annual benefit equal to 60% of the base salary and cash incentive paid to the employee during the 12-month period prior to becoming disabled.

        Retirement benefits for Mr. Steinfeld are provided under the EXPP and the US ERP as modified by his employment agreement. Benefits vest after five years of credited service unless he is terminated for cause or breaches his noncompetition, confidentiality and nondisparagement agreement (except in the case of a change-in-control of IMS). Benefits are calculated as 2.5% of average final compensation (base salary plus annual bonus during the highest five consecutive years of the last 10 consecutive years of employment) per year for the first 15 years of credited service, and 1.5% of average final compensation for the next 15 years, less the benefits payable from the Retirement Plan and the Retirement Excess Plan. In addition, the terms of Mr. Steinfeld's employment agreement guarantee that his minimum average final compensation will not be less than $465,000 and that his benefit under the EXPP will never be less than the benefit that would have been payable to him under the US ERP had he continued to participate in that plan until termination. For 2008, the EXPP benefit formula produced a higher benefit than the US ERP formula. As a result, Mr. Steinfeld's retirement benefits are provided under the EXPP instead of the US ERP. Under the EXPP, unreduced retirement benefits are available at age 60 with 10 years of credited service. If termination occurs after age 55 and 10 years of service, benefits under the EXPP are reduced 2% for each year that termination precedes age 60. Benefits are payable in a lump sum calculated on the assumption that they are payable as a joint and fully subsidized 50% survivor annuity and on the basis of the 1983 Group Annuity Mortality Table and a discount rate equal to 85% of the average of the 15-year noncallable U.S. Treasury bond yields for the three months preceding termination (or if such bonds are unavailable, using such proxy rate as IMS determines).

Payment of the lump sum benefit is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment.

        Retirement benefits for Ms. Katz and Mr. Knightly are provided under the Defined Contribution Executive Retirement Plan described below under the caption "Nonqualified Deferred Compensation."

        If the executives become subject to any tax penalties or interest under Section 409A of the Internal Revenue Code by reason of their participation in the nonqualified pension plans, the plans provide that IMS will reimburse the executives on an after-tax basis for such tax penalties and interest.

Actuarial Assumptions

        The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age.

	December 31, 2008	December 31, 2007
Discount rate	6.00%	6.25%
Cash balance interest crediting rate and cash balance annuity conversion rate	4.25%	5.00%
Lump sum conversion rate for Retirement Excess Plan, SERP, EXPP, US ERP and Mr. Pajot's individual agreement	5.00%	5.00%
Internal Revenue Code §401(a)(17) pay limitation	$230,000	$225,000
Internal Revenue Code §415 benefit limitation	$185,000	$180,000
Retirement ages:
Retirement and Excess Retirement Plan	65	65
SERP, EXPP, US ERP and Mr. Pajot's individual agreement
Mr. Carlucci	55	55
Mr. Pajot	60	60
Mr. Steinfeld	60	60
Termination and disability rates	None	None
Form of payment—Retirement Plan	Single life annuity	Single life annuity
Form of payment—Excess Retirement Plan, SERP, EXPP, US ERP and Mr. Pajot's individual agreement	Lump sum	Lump sum

Nonqualified Deferred Compensation

        We permit executives to elect to defer settlement of RSUs, including those resulting from PERS awards. Upon vesting of RSUs, the executive is entitled to receive one share of Common Stock for each RSU being settled. If the executive has elected to defer settlement, we do not deliver the shares upon vesting of the RSUs, but deliver them at a time specified by the executive. An executive may elect a fixed date for this distribution or a date tied to the time of the executive's termination of employment. Elections to defer the share distribution date are subject to the requirements of Internal Revenue Code §409A.

        Retirement benefits for Ms. Katz and Mr. Knightly are provided under the Defined Contribution Executive Retirement Plan. Benefits vest after five years of credited service from January 1, 2007, the date the plan was first implemented, unless the executive is terminated for cause or breaches his or her noncompetition, confidentiality and nondisparagement agreement (except in the case of a change in control of IMS). Annual notional retirement credits are calculated as a percentage of each year's compensation (actual base salary plus actual bonus paid in the year). The retirement crediting rate for Ms. Katz is 19.0% for the first 10 years and 12.5% for any years of participation in excess of 10 years. The retirement crediting rate for Mr. Knightly is 28.4% for the first 10 years and 12.5% for any years of participation in excess of 10 years. Annual investment credits are calculated based on the corporate bond yields from the AA-AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index. The benefit is the account balance comprising the retirement credits plus the investment credits and is paid as a lump sum on a date elected by the participant prior to commencing participation in the plan, which may be any date on or after termination of employment. Payment upon termination of employment is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Investment credits continue to be earned during the six-month delay.

Nonqualified Deferred Compensation for Fiscal 2008

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(4) (f)
David R Carlucci	2,056,749	—	(535,633)	—	4,383,621
Gilles V. J. Pajot	—	—	—	—	—
Robert H. Steinfeld	440,185	—	(211,927)	228,257	—
Kevin C. Knightly	—	146,449	—	—	317,549
Leslye G. Katz	—	104,662	—	—	219,660

(1)
Amounts in this column represent the market value of shares deliverable in settlement of RSUs at their vesting date, where the named executive officers have elected to defer settlement to a future date. Such a deferral has the effect of delaying the date at which we will deliver shares to the executives in settlement, but does not result in additional compensation expense for financial reporting purposes in connection with the award or enhance the value of the award to the executives except by virtue of the delay in taxation. The grant-date market value of the shares underlying RSUs has been reflected in full as compensation for each named executive in the Summary Compensation table of this Proxy Statement and previous IMS proxy statements showing compensation in earlier years, or would have reflected such compensation amount if the named executive for 2008 had been a named executive in earlier years. Of the RSUs deferred in 2008, the following amounts are reflected as compensation in 2008, 2007 or 2006 for the named executive officer in the "Stock Awards" column of the Summary Compensation table: Mr. Carlucci, $3,408,283; Mr. Steinfeld, $706,435.

(2)
Amounts in this column represent the amounts credited as defined contributions during fiscal 2008 to the named executive officers participating in the nonqualified Defined Contribution Executive Retirement Plan. These amounts are also reflected as compensation for each named executive in the "All Other Compensation" column of the Summary Compensation table of this Proxy Statement.

(3)
Earnings in the last fiscal year includes the increase/decrease during 2008 in the value of shares deliverable in settlement of RSUs that have vested but the settlement of which has been deferred at the election of the named executive officer, together with dividend equivalents on such deferred RSUs credited during 2008.

(4)
The aggregate balance at the end of the year consists of the market value of shares deliverable in the future to settle RSUs that have vested but the settlement of which has been deferred at the election of the executive, plus accrued dividend equivalents thereon, plus the executive's aggregate account balance (for Mr. Knightly and Ms. Katz) under the nonqualified Defined Contribution Executive Retirement Plan. Market value of deferred RSUs is based on the closing price of common stock of $15.16 on December 31, 2008. Of the amounts shown in this column, the following amounts are reflected as compensation in 2008, 2007 or 2006 for the named executive officer in the Summary Compensation table: Mr. Carlucci, $3,786,605; Ms. Katz, $219,660 and $146,449 is reflected as compensation in 2008 for Mr. Knightly.

Potential Payments Upon Termination or Change-In-Control

        IMS entered into employment agreements with Messrs. Carlucci, Pajot, and Steinfeld and a change-in-control agreement with Mr. Steinfeld which require IMS to provide certain payments and benefits upon termination of the executive's employment. Under the employment agreements with Messrs. Carlucci, Pajot and Steinfeld, if the executive's employment terminates due to retirement, approved early retirement, death or disability, the executive will receive annual incentive compensation for that year prorated to reflect the part of the year worked. If termination results from a disability, the employment agreements provide for accelerated vesting of options, RSUs, SARs, performance awards and other awards. If the amount of Mr. Carlucci's aggregate disability benefits for the first 24 months following his disability are less than the amount of the payments he would have received under his employment agreement had the Company terminated his employment without cause outside of a change-in-control, he will be paid a lump sum payment equal to the difference between those two amounts.

        If IMS terminates the employment of the executive other than for cause or the executive terminates for good reason, he will receive:

  •
  Payment of a prorated portion of the target annual incentive for that year;

  •
  Payment of a severance amount equal to (i), for Messrs. Carlucci and Pajot, two times the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year, and (ii), for Mr. Steinfeld, the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year. These amounts are payable in a lump sum, subject to compliance with any six-month delay in payment that may apply by reason of §409A of the Internal Revenue Code, in which case interest at the six-month Treasury bill rate is payable on the delayed payment. Notwithstanding the foregoing, with respect to Mr. Steinfeld, if the severance amount payable under the IMS Employee Protection Plan (a broad-based severance plan for salaried employees described below that provides benefits in the event of an involuntary termination of employment other than for cause) would be greater than the severance amount payable under Mr. Steinfeld's employment agreement, he will be entitled to the greater severance amount payable under the Employee Protection Plan, but in all other respects the terms of his employment agreement rather than the Employee Protection Plan will apply if IMS terminates his employment other than for cause; and

  •
  Accelerated vesting of options, RSUs, SARs, performance awards and other awards, with any performance objectives deemed achieved at target levels; and

  •
  With respect to Mr. Carlucci, the portion of his SERP benefit that is subject to a six-year graded vesting schedule (1.825% of average final compensation per year of service in excess of five as described above under the caption "Pension Benefits") is immediately vested.

        If such a termination occurs within two years after a change-in-control, the executive will receive the benefits listed above plus these enhancements:

  •
  The severance amount multiplier will be three times rather than two or one times the annual cash amount;

  •
  Any option or SAR granted during the term of the agreement will remain outstanding until its stated expiration date;

  •
  For purposes of the SERP, Mr. Carlucci will be credited with three additional years of age and three additional years of service for determining his retirement benefit and his average final compensation will be not less than $1,650,000;

  •
  For purposes of the other executives' pension arrangements, in the case of Mr. Pajot, and of the EXPP and US ERP, in the case of Mr. Steinfeld, the executive will be credited with three additional years of service for determining their retirement benefits and, in the case of Mr. Pajot, up to three additional years of age to the extent it would eliminate any reductions that would otherwise apply on account of early payment of his retirement benefits and, in the case of Mr. Steinfeld, any reductions that would otherwise apply on account of early payment of his retirement benefits will be eliminated; and

  •
  In the case of Mr. Steinfeld, he will be entitled to an outplacement benefit under his change-in-control agreement in an amount up to $100,000.

        The enhanced benefits payable if a termination occurs within two years after a change-in-control are also payable if the executive is terminated by IMS without cause or if the executive terminates for good reason after a potential change in control, but such enhanced benefits are not payable unless and until the change-in-control occurs.

        Under the terms of the employment agreements, Messrs. Carlucci, Pajot and Steinfeld are also entitled to certain reimbursements of their costs to obtain health, disability and life insurance coverage. If their employment terminates for any reason other than for cause, they are entitled to after-tax payments to reimburse them for their costs to participate in the IMS retiree health plan if and for so long as they are eligible to participate in that plan. If and when they become ineligible to participate in the IMS retiree health plan, they will receive monthly cash payments for life equal on an after-tax basis to their monthly premium cost to purchase the value of such coverage independently. They are also entitled to after-tax payments to reimburse them for their costs to participate in the IMS disability and life insurance plans following their termination of employment on account of disability, or by IMS without cause or by the executive for good reason if and for so long as they are eligible to participate in those plans. If and when they become ineligible to participate in the IMS disability and life insurance plans, they will receive monthly cash payments equal on an after-tax basis to their monthly premium cost to purchase the value of such disability and life insurance coverage independently. Such reimbursements or cash payments with respect to disability and life insurance coverage will continue to age 65 (or, with respect to the disability plan, such later age as the disability plan may allow) in the case of termination on account of disability, for two years in the case of termination outside of a change-in-control and for three years in the case of termination within two years after a change-in-control. Any such reimbursements or cash payments for health, disability or life insurance coverage are reduced if and to the extent that the executive becomes covered under plans of a subsequent employer providing comparable benefits and are subject to forfeiture if the executive breaches his noncompetition, confidentiality and nondisparagement agreement.

        The agreements provide that, upon the occurrence of a change-in-control, outstanding stock options, RSUs, SARs and other equity-based awards then held by the executive will become vested regardless of termination of employment. If any such vested equity-based award is subject to a delay in payment due to the requirements of Section 409A of the Internal Revenue Code, the executive is permitted to elect to denominate the award in cash and if such an election is made, interest at the six-month Treasury bill rate is payable on the delayed cash payment.

        If payments following a change-in-control trigger the "golden parachute" excise tax, IMS will pay the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of the payments to the executive under the agreement would not be tax deductible by IMS for federal income tax purposes.

        For purposes of the agreements, cause means the executive's willful failure to substantially perform or willful engaging in misconduct that is demonstrably and materially damaging to IMS. "Good reason" means a demotion or adverse change in the executive's employment status, compensation or benefits, a required relocation, a failure of IMS to abide by other important provisions of the agreement or to renew the term of the agreement. Under Mr. Pajot's agreement, however, good reason is more liberally defined to allow him to voluntarily terminate employment upon 90 days' advance notice to IMS. If Mr. Pajot elects to voluntarily terminate on this basis prior to or more than two years after a change-in-control, he is not entitled to the full benefits otherwise provided upon a termination for good reason. No acceleration of vesting and exercisability of any option granted on or after January 1, 2006 will occur and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including PERS awards, and other long-term incentive awards are based will not be deemed to have been met at target and such awards will not become fully vested and non-forfeitable by reason of Mr. Pajot's voluntary termination for good reason upon 90 days' advance notice. In addition, even if Mr. Pajot terminates on this basis during the two-year period after a change-in-control, the three additional years of age and service that would otherwise apply to the calculation of his pension benefit will not be available. Mr. Steinfeld is also entitled to the benefit of a more liberal good reason definition that is included in his change-in-control agreement. Under the terms of his employment agreement, this more liberal definition applies to both his change-in-control agreement and his employment agreement, such that he is entitled to voluntarily terminate his employment 12 months after a change-in-control and receive whichever benefits are more favorable to him from among those provided by his change-in-control agreement and his employment agreement, provided that there is no duplication of benefits. A "change-in-control" is defined in the agreements to occur if a "person" becomes the beneficial owner of 20% or more of the combined voting power of IMS's securities, if a majority of the Board changes in a 24-month period without the specified approval of incumbent Directors, if there is a merger with another entity in a way that substantially changes the ownership of existing shareholders, if IMS sells substantially all of its assets or liquidates IMS, or if the Board of Directors otherwise determines that a change-in-control has occurred. If a potential change-in-control occurs, IMS must deposit funds into a "rabbi" trust equal to its potential obligations under the agreements.

        Payments and benefits upon termination of the executive's employment are subject to the executive's compliance with a two-year non-competition agreement and confidentiality and non-disparagement agreements. Further, the executive is required to sign a general release of claims against IMS. If the executive fails to comply with these restrictions, no termination payments or benefits are payable under the executive's employment agreement, all outstanding options are forfeited and the spread on any options exercised following such failure must be paid to IMS. The non-competition agreement, however, does not apply if the executive's employment is terminated by IMS for any reason other than cause or if the executive terminates for good reason within the two-year period following a change-in-control. If IMS is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Mr. Steinfeld is obligated to reimburse IMS for certain incentive-based or equity-based compensation and profits realized from the sale of IMS securities if Mr. Steinfeld knowingly or through gross negligence caused or failed to prevent such misconduct.

        Ms. Katz and Mr. Knightly, who do not have employment agreements, have entered into change-in-control agreements with IMS. Under the change-in-control agreements, an executive commits to remain employed for 180 days following an event that represents a potential change-in-control to maintain stable operations while a change-in-control proceeds. If an executive's employment ends within two years following a change-in-control either because IMS terminates him or her without cause or because the executive resigns under circumstances constituting good reason, the executive will be entitled to:

  •
  payment in lieu of annual bonus in an amount equal to the target bonus for the year of the change-in-control, prorated to reflect the part of the year of termination he or she worked;

  •
  for Ms. Katz, payment of a lump sum of three times the sum of: (i) her base salary plus (ii) annual target bonus for the year of the change-in-control or, if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year;

  •
  for Mr. Knightly, payment of a lump sum of two times the sum of: (i) his base salary plus (ii) annual target bonus for the year of the change-in-control or, if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year;

  •
  vesting and deemed achievement of target performance and payment for outstanding long-term performance awards for all performance periods in progress;

  •
  payment of an allowance for outplacement expenses in an amount equal to 20% of salary and bonus, but not to exceed $100,000; and

  •
  certain reimbursements of their costs to obtain health and life insurance coverage. Ms. Katz and Mr. Knightly are entitled to after-tax payments to reimburse them for their costs to participate in the IMS health and life insurance plans following their termination of employment for a period of 36 months following termination in the case of Ms. Katz and for a period of 24 months following termination in the case of Mr. Knightly. If and when they become ineligible to participate in the IMS health and life insurance plans, they will receive monthly cash payments equal on an after-tax basis to their monthly premium cost to purchase the value of such health and life insurance coverage independently for such 36-month period in the case of Ms. Katz and for such 24-month period in the case of Mr. Knightly. When Ms. Katz and Mr. Knightly attain age 55, they are entitled to after-tax payments to reimburse them for their costs to participate in the IMS retiree health and life insurance plans if and for so long as they are eligible to participate in those plans. If and when they become ineligible to participate in the IMS retiree health and life insurance plans, they will receive monthly cash payments for life equal on an after-tax basis to their monthly premium cost to purchase the value of such coverage independently. Any such reimbursements or cash payments for health and life insurance coverage are reduced if and to the extent that the executive becomes covered under plans of a subsequent employer.

        The above amounts and benefits payable if a termination occurs within two years after a change-in-control are also payable if the executive is terminated by IMS without cause or if the executive terminates for good reason after a potential change in control, but such amounts and benefits are not payable unless and until the change-in-control occurs.

        Except for the continued health and life insurance benefits described above, the amounts provided above are payable in a lump sum, subject to compliance with any six-month delay in payment that may apply by reason of §409A of the Internal Revenue Code, in which case interest at the six-month Treasury bill rate is payable on the delayed payment.

        The agreements provide that, upon the occurrence of a change-in-control, outstanding stock options, RSUs, SARs and other equity-based awards then held by the executive will become vested, regardless of termination of employment. If any such vested equity-based award is subject to a delay in payment due to the requirements of Section 409A of the Internal Revenue Code, the executive is permitted to elect to denominate the award in cash and if such an election is made, interest at the six-month Treasury bill rate is payable on the delayed cash payment.

        If payments trigger the "golden parachute" excise tax, IMS will pay an additional "gross-up" amount so that the executive's after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of the payments to the executive under the agreement would not be tax deductible by IMS for federal income tax purposes.

        In addition, the provisions of the Restrictive Covenant Agreement executed by Ms. Katz and Mr. Knightly that prohibit competition with IMS for one year after termination of employment will not apply in the event of the executive's termination within two years following a change-in-control if either IMS terminates him or her without cause or because the executive resigns under circumstances constituting good reason.

        Under the agreements, "cause" and "change-in-control" have the same meanings as provided in the executive employment agreements described above. "Good reason" means an adverse change in employment status, compensation or benefits, or a required move to a new work location not otherwise specified in the agreement. If a potential change-in-control occurs, IMS must deposit funds into a "rabbi" trust to fund potential obligations under the agreements.

        Ms. Katz and Mr. Knightly also participate in the IMS Employee Protection Plan ("EPP"), which provides benefits upon a termination of their employment outside of a change-in-control. The EPP, which generally covers all salaried employees of IMS, provides for the payment of severance benefits if IMS terminates the employee's employment not for cause. An executive officer terminated in this way will receive salary and benefits continuing for not less than 26 weeks nor more than 104 weeks, determined on the basis of 1.5 weeks for each $10,000 of base salary plus three weeks for each year of service, but a minimum of 26 weeks if the employee has less than one year of service at termination. Benefits under the EPP cease when the employee earns or accrues compensation from any new employer or other third party. These benefits are not available to Ms. Katz or Mr. Knightly if they are terminated within two years after a change-in-control, in which case their benefits are provided by the change-in-control agreements described above.

        In addition to continuation of salary, the EPP provides to eligible terminated executives:

  •
  Continued health and life insurance coverage throughout the salary continuation period;

  •
  Payment of the annual bonus for the year of termination that would have been paid if employment continued, pro-rated to reflect the number of months worked during that year, but only if the executive worked for at least six months in that year; and

  •
  Outplacement services.

        The payment of benefits in excess of two weeks of salary and benefits under the EPP is conditioned upon the employee's signing of a release of claims against IMS.

        LTIP awards to Ms. Katz and Mr. Knightly, as described above under the caption "Equity Incentive Plan Awards," are subject to accelerated vesting on a change-in-control regardless of termination of employment.

        Under the Defined Contribution Executive Retirement Plan in which Ms. Katz and Mr. Knightly participate, as described above under the caption "Nonqualified Deferred Compensation," a participant whose employment is involuntarily terminated within five years of a change-in-control for a reason other than cause or who voluntarily terminates employment for good reason within five years of a change-in-control is automatically fully vested in his or her benefit under the plan. If a participant is involuntarily terminated within two years of a change-in-control for a reason other than cause or voluntarily terminates for good reason within two years of a change-in-control, the participant receives additional retirement credits for the period with respect to which the participant is entitled to severance payments under the EPP or any applicable change-in-control agreement and such retirement credits are based on the participant's base salary plus annual target bonus for the year of termination or, if such annual target bonus has not been determined for such year, then the annual bonus earned for the preceding year is used.

        The change-in-control agreements, EPP and Defined Contribution Executive Retirement Plan in which Ms. Katz and Mr. Knightly participate provide that if they become subject to any tax penalties or interest under Section 409A of the Internal Revenue Code by reason of these agreements or plans, IMS will reimburse them on an after-tax basis for such tax penalties and interest.

        The tables below summarize the additional compensation that each of our named executive officers would receive in the event of a termination or change-in-control as of December 31, 2008. The tables take into consideration the circumstances of the event and the additional payments that each executive would be entitled to under the various plans and agreements described previously. We have modeled the following termination events for each named executive officer (where applicable): voluntary termination, retirement, involuntary termination for cause, involuntary termination without cause, termination by the executive for good reason, change-in-control with and without a termination of employment, death, and disability. The estimates below do not include vested payments that are disclosed in the preceding tables: Outstanding Equity Awards at Fiscal Year End—Fiscal 2008, Pension Benefits, and Nonqualified Deferred Compensation for Fiscal 2008. Also, benefits that are generally available to all salaried employees and are nondiscriminatory are excluded from these estimates.

        These tables provide estimates of payments assuming the events described above occurred on December 31, 2008. None of the payments have actually been made to any of the executives. The actual payments and benefits that will be made to each executive under each circumstance can only be known once an actual termination or change-in-control event occurs.

IMS HEALTH INCORPORATED

Post-employment Payments—David Carlucci

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination		Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		CIC without Termination		CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	—		—		$3,570,000		$3,570,000		—		$5,355,000		N/A		$1,373,250	(1)
Other Cash Incentives
—2008 Bonus	—		—		935,000		935,000		—		935,000		567,500	(2)	567,500	(2)
—2008 PERS Award	—		—		935,000		935,000		—		935,000		—		567,500	(2)
Long-term Incentive(3)
—Acceleration of Unvested SARs(4)	—		—		—		—		—		—		—		—
—Acceleration of Unvested RSUs(5)	—		—		1,570,452		1,570,452		1,570,452		1,570,452		1,570,452		1,570,452
—LTI Awards	—		—		2,259,224		2,259,224		2,259,224		2,259,224		1,439,389	(6)	2,259,224

Benefits & Perquisites:
SERP(7)	—		—	(8)	520,160		520,160		—		4,079,272		260,080		7,475,000	(9)
LTD	—		—		30,258	(10)	30,258	(10)	—		44,115	(10)	—		125,879	(11)
Outplacement	—		—		—		—		—		—		—		—
Medical & Dental	413,887	(12)	—		413,887	(12)	413,887	(12)	—		413,887	(12)	—		413,887	(12)
280G Tax Gross-up	N/A		N/A		N/A		N/A		—	(13)	5,955,599	(13)	N/A		N/A

Total	$413,887		—		$10,233,982		$10,233,982		$3,829,677		$21,547,549		$3,837,421		$14,352,693

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Guaranteed additional payment upon disability in addition to amounts payable through pension and disability insurance plans.

(2)
Pro-rata AIP bonus payout upon death or disability is based upon actual performance.

(3)
Equity awards valued at IMS's closing stock price of $15.16 as of December 31, 2008.

(4)
Represents intrinsic value of unvested SARs.

(5)
Includes dividend equivalent units earned through December 31, 2008 payable in cash upon vesting of awards.

(6)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTIP award payout for Cycle 2007-2008 and pro-rata portion of target LTIP Cycle 2008-2009.

(7)
Table includes enhanced SERP benefits only. SERP benefits are disclosed in the Pension Benefits Table assuming fully vested, unreduced benefits payable at normal retirement age discounted to December 31, 2008.

(8)
Vested SERP benefit is forfeited if involuntarily terminated for cause.

(9)
Represents the present value of guaranteed additional payments upon disability of 60% of salary and bonus to age 65. In addition, executive would be entitled to vested SERP benefits.

(10)
Represents the present value of payments to the executive to cover the cost of purchasing LTD insurance including income tax gross-up during the three year severance period for CIC and two years for other terminations. Amount assumes the cost of benefits with income tax gross-up of $1,375 per month.

(11)
Represents the present value of payments to the executive to purchase LTD insurance to age 65 including income tax gross-up payments.

(12)
Represents the present value of payments to the executive to purchase health insurance to age 65, Medicare supplemental benefits for life and income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $1,592 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage.

(13)
Under the executive Employment Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, IMS will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $15.16 as of December 31, 2008.

—
Parachute payments for time vesting SARs, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2008 bonus is reasonable compensation for services rendered prior to the CIC.

IMS HEALTH INCORPORATED

Post-employment Payments—Gilles Pajot

Executive Payments and Benefits upon Termination/CIC	Retirement		Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination by Executive with Notice		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	—		—		$2,650,600		$2,650,600		$2,650,600		—	$3,975,900		N/A		N/A
Other Cash Incentives
—2008 Bonus	364,400	(1)	—		600,300		600,300		600,300		—	600,300		364,400	(1)	364,400	(1)
—2008 PERS Award	—		—		600,300		600,300		—		—	600,300		—		364,400
Long-term Incentive(2)
—Acceleration of Unvested SARs(3)	—		—		—		—		—		—	—		—		—
—Acceleration of Unvested RSUs (4)	—		—		1,524,174		1,524,174		—		1,524,174	1,524,174		1,524,174		1,524,174
—LTI Awards	—		—		1,242,567		1,242,567		—		1,242,567	1,242,567		791,660	(5)	1,242,567

Benefits & Perquisites:
Supplemental Pension(6)	—		—	(7)	—		—		—		—	1,203,536		—		—
Life & LTD	—		—		33,928	(8)	33,928	(8)	33,928	(8)	—	49,465	(8)	—		76,389	(9)
Outplacement	—		—		—		—		—		—	—		—		—
Medical & Dental	168,283	(10)	—		168,283	(10)	168,283	(10)	168,283	(10)	—	168,283	(10)	—		168,283	(10)
Relocation Payments	230,195		230,195		230,195		230,195		230,195		—	230,195		230,195		230,195
280G Tax Gross-up	N/A		N/A		N/A		N/A		N/A		—	1,606,821	(11)	N/A		N/A

Total	$762,878		$230,195		$7,050,348		$7,050,348		$3,683,306		$2,766,742	$11,201,542		$2,910,429		$3,970,409

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Pro-rata AIP bonus payout upon retirement, death or disability is based upon actual performance.

(2)
Equity awards valued at IMS's closing stock price of $15.16 as of December 31, 2008.

(3)
Represents intrinsic value of unvested SARs.

(4)
Includes dividend equivalent units earned through December 31, 2008 payable in cash upon vesting of awards.

(5)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTIP award payout for Cycle 2007-2008 and pro-rata portion of target LTIP Cycle 2008-2009.

(6)
Table includes enhanced supplemental pension benefits only. Supplemental pension benefits are disclosed in the Pension Benefits Table assuming unreduced benefits payable at normal retirement age discounted to December 31, 2008.

(7)
Supplemental pension benefit is forfeited if involuntarily terminated for cause.

(8)
Represents the present value of payments to the executive to cover the cost of purchasing life and LTD insurance including income tax gross-up during the three year severance period for CIC and two years for other terminations. Amount assumes the cost of benefits with income tax gross-up of $1,542 per month.

(9)
Represents the present value of payments to the executive to purchase life and LTD insurance to age 65 including income tax gross-up payments.

(10)
Represents the present value of payments to the executive to purchase health insurance to age 65, Medicare supplemental benefits for life and income tax gross-up payment. Amounts assume the initial cost of benefits with income tax gross-up of $793 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage.

(11)
Under the executive Employment Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, IMS will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $15.16 as of December 31, 2008.

—
Parachute payments for time vesting SARs, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

IMS HEALTH INCORPORATED

Post-employment Payments—Robert Steinfeld

Executive Payments and Benefits upon Termination/CIC	Retirement		Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	—		—		$738,462	(1)	$630,000	(2)	—	$1,890,000		N/A		N/A
Other Cash Incentives
—2008 Bonus	139,600	(3)	—		230,000		230,000		—	230,000		139,600	(3)	139,600	(3)
—2008 PERS Award	—		—		230,000		230,000		—	230,000		—		139,600	(3)
Long-term Incentive(4)
—Acceleration of Unvested SARs(5)	—		—		—		—		—	—		—		—
—Acceleration of Unvested RSUs(6)	—		—		716,230		716,230		716,230	716,230		716,230		716,230
—LTI Awards	—		—		564,791		564,791		564,791	564,791		359,838	(7)	564,791

Benefits & Perquisites:
EXPP(8)	—		—	(9)	—		—		—	774,322		—		2,741,000	(10)
LTD	—		—		30,877	(11)	30,877	(11)	—	45,018	(11)	—		122,426	(12)
Outplacement	—		—		20,000		—		—	100,000		—		—
Medical & Dental	521,062	(13)	—		521,062	(13)	521,062	(13)	—	521,062	(13)	46,935	(14)	521,062	(13)
280G Tax Gross-up	N/A		N/A		N/A		N/A		—	1,437,486	(15)	N/A		N/A

Total	$660,662		—		$3,051,421		$2,922,959		$1,281,021	$6,508,908		$1,262,603		$4,944,708

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Severance benefit calculated under the terms of the Employee Protection Plan.

(2)
Severance benefit calculated under the terms of Mr. Steinfeld's Employment Agreement.

(3)
Pro-rata AIP bonus payout upon retirement, death or disability is based upon actual performance.

(4)
Equity awards valued at IMS's closing stock price of $15.16 as of December 31, 2008.

(5)
Represents intrinsic value of unvested SARs.

(6)
Includes dividend equivalent units earned through December 31, 2008 payable in cash upon vesting of awards.

(7)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTIP award payout for Cycle 2007-2008 and pro-rata portion of target LTIP Cycle 2008-2009.

(8)
Table includes enhanced EXPP benefits only. EXPP benefits are disclosed in the Pension Benefits Table assuming unreduced benefits payable at normal retirement age discounted to December 31, 2008.

(9)
EXPP benefit is forfeited if involuntarily terminated for cause.

(10)
Represents guaranteed additional payment upon disability of 60% of salary and bonus until age 65. In addition, executive would be entitled to receive vested EXPP benefits as disclosed in the Pension Benefits Table.

(11)
Represents the present value of payments to the executive to cover the cost of purchasing LTD insurance including income tax gross-up during the three year severance period for CIC and two years for other terminations. Amount assumes the cost of benefits with income tax gross-up of $1,403 per month.

(12)
Represents the present value of payments to the executive to purchase LTD insurance to age 65 including income tax gross-up payments.

(13)
Represents the present value of payments to the executive to purchase health insurance to age 65, Medicare supplemental benefits for life and income tax gross-up payment. Amounts assume the initial cost of benefits with income tax gross-up of $2,519 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage.

(14)
Represents the present value of payments to executive's spouse and dependants to purchase medical and dental insurance for three years including income tax gross-up.

(15)
Under the executive Employment Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, IMS will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $15.16 as of December 31, 2008.

—
Parachute payments for time vesting SARs, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2008 bonus is reasonable compensation for services rendered prior to the CIC.

IMS HEALTH INCORPORATED

Post-employment Payments—Kevin Knightly

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	—	N/A	—	$750,000		—	$1,200,000		N/A		N/A
Other Cash Incentives
—2008 Bonus	—	N/A	—	136,600	(1)	—	225,000		—		—
—2008 PERS Award	—	N/A	—	—		—	—		—		—
Long-term Incentive(2)
—Acceleration of Unvested SARs(3)	—	N/A	—	—		—	—		—		—
—Acceleration of Unvested RSUs(4)	—	N/A	—	—		464,262	464,262		464,262		464,262
—LTI Awards	—	N/A	—	—		710,767	710,767		459,932	(5)	459,932	(5)

Benefits & Perquisites:
DCERP	—	N/A	—	—		—	707,823		317,550		—
Outplacement	—	N/A	—	20,000		—	100,000		—		—
Medical & Dental	—	N/A	—	11,755	(6)	—	336,477	(7)	—		—
280G Tax Gross-up	N/A	N/A	N/A	N/A		—	—	(8)	N/A		N/A

Total	—	—	—	$918,355		$1,175,029	$3,744,329		$1,241,743		$924,193

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Under the terms of the Employee Protection Plan, pro-rata AIP bonus payout is based upon actual performance.

(2)
Equity awards valued at IMS's closing stock price of $15.16 as of December 31, 2008.

(3)
Represents intrinsic value of unvested SARs.

(4)
Includes dividend equivalent units earned through December 31, 2008 payable in cash upon vesting of awards.

(5)
Upon death or disability, award would be pro-rated based on date of death or disability and settled based on actual performance at the end of the performance period. Amount includes actual LTIP award payout for Cycle 2007-2008 and pro-rata portion of target LTIP Cycle 2008-2009.

(6)
Represents the present value of the employer cost for providing health insurance coverage during the two year severance period. Amount assumes the employer cost of benefit is $962 per month.

(7)
Represents the present value of payments to the executive to purchase health insurance for two years following the CIC and then upon reaching age 55 to age 65 with Medicare supplemental benefits for life. Estimates also include income tax gross-up payments for all benefits. Amount assumes the initial cost of benefits with income tax gross-up of $2,469 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage.

(8)
Under the executive Change-in-Control Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, IMS will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $15.16 as of December 31, 2008.

—
Parachute payments for time vesting SARs, restricted stock, restricted stock units and Defined Contribution Executive Retirement Plan ("DCERP") account balances were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Retiree medical values estimated based on present value of expected payments.

 IMS HEALTH INCORPORATED
Post-employment Payments—Leslye Katz

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	—	N/A	—	$750,000		—	$1,771,875		N/A		N/A
Other Cash Incentives
—2008 Bonus	—	N/A	—	130,900	(1)	—	215,625		—		—
—2008 PERS Award	—	N/A	—	—		—	—		—		—
Long-term Incentive(2)
—Acceleration of Unvested SARs(3)	—	N/A	—	—		—	—		—		—
—Acceleration of Unvested RSUs(4)	—	N/A	—	—		333,169	333,169		333,169		333,169
—LTI Awards	—	N/A	—	—		509,370	509,370		324,384	(5)	324,384	(5)

DCERP	—	N/A	—	—		—	618,878		219,660		—
Life	—	N/A	—	—		—	9,912	(6)	—		—
Outplacement	—	N/A	—	20,000		—	100,000		—		—
Medical & Dental	—	N/A	—	11,773	(7)	—	551,288	(8)	—		—
280G Tax Gross-up	N/A	N/A	N/A	N/A		—	1,563,253	(9)	N/A		N/A

Total	—	N/A	—	$912,673		$842,540	$5,673,371		$877,213		$657,553

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Under the terms of the Employee Protection Plan, pro-rata AIP bonus payout is based upon actual performance.

(2)
Equity awards valued at IMS's closing stock price of $15.16 as of December 31, 2008.

(3)
Represents intrinsic value of unvested SARs.

(4)
Includes dividend equivalent units earned through December 31, 2008 payable in cash upon vesting of awards.

(5)
Upon death or disability, award would be pro-rated based on date of death or disability and settled based on actual performance at the end of the performance period. Amount includes actual LTIP award payout for Cycle 2007-2008 and pro-rata portion of target LTIP Cycle 2008-2009.

(6)
Represents the present value of payments to the executive to cover the cost of purchasing life insurance during the three year severance period. Amount assumes the cost of benefit is $309 per month.

(7)
Represents the present value of the employer cost for providing health and life insurance coverage during the two year severance period. Amount assumes the employer cost of benefit is $962 per month.

(8)
Represents the present value of payments to the executive to purchase health insurance to age 65, Medicare supplemental benefits for life and income tax gross-up payment. Amounts assume the initial cost of benefits with income tax gross-up of $2,519 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage.

(9)
Under the executive Change-in-Control Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, IMS will pay to the executive an additional "gross-up" amount so that her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $15.16 as of December 31, 2008.

—
Parachute payments for time vesting SARs, restricted stock, restricted stock units and DCERP account balances were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2008 bonus is reasonable compensation for services rendered prior to the CIC.

—
Excise tax gross-up for retiree medical payments estimated based on present value of expected payments.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2008, regarding certain outstanding awards and shares remaining available for future issuance under our compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs and similar tax-qualified plans):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)		Weighted-average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders	15,101,135	(1)	$23.52	10,886,494
Equity compensation plans not approved by security holders	1,729,440		$21.83	2,574,453
Total	16,830,575		$23.29	13,460,947

(1)
The number of securities to be issued includes 134,448 shares issuable for achievement of the target level of performance under our Long Term Incentive Plan (the "LTIP") for the performance cycle ending December 31, 2009. Up to 134,466 additional shares would be issuable for that LTIP performance cycle if the maximum performance were achieved (with a corresponding reduction in the number of shares of Common Stock remaining available in column (c) of this row). Although not reflected in the table, we are committed to issue shares to ten executive officers upon completion of the performance cycle ending December 31, 2009 with a targeted value of $1,490,000 and a maximum value of $2,980,000, depending on the level of performance achieved, with the number of shares issuable to be determined based on the fair market value of shares at the end of the performance cycle. We are also committed to issue shares to nine executive officers for their completion of the performance cycle ending December 31, 2008 with an earned value of $1,968,750, with the number of shares issuable to be determined based on the fair market value of shares as of April 17, 2009.

(2)
For programs providing for variable levels of earning of shares of Common Stock over performance periods ending December 31, 2008, the number of shares shown in this column is based on the actual number earned by performance through December 31, 2008.

(3)
Weighted-average exercise price is only applicable to and for options and stock appreciation rights calculated. Thus, deferred stock and similar full-value awards which are treated as outstanding "rights" for purposes of column (a) of this Table but which have no exercise price, are not included in the calculation of weighted-average exercise price. Restricted stock is not considered a "right" because actual shares are issued at the grant date, subject to a risk of forfeiture and restrictions on transferability.

(4)
Of the shares remaining available for future issuance, the numbers of shares of Common Stock that may be issued under our plans at December 31, 2008, were as follows: 1998 Employees' Stock Incentive Plan, 8,861,957 shares; 2000 Stock Incentive Plan, 2,574,453 shares; and 1998 Non-Employee Directors' Stock Incentive Plan, 199,766 shares. All of these shares are available for issuance as "full-value" awards, which includes restricted stock, restricted stock units, stock granted as a bonus, as well as stock options and stock appreciation rights. Of the shares remaining available for future issuance, 1,824,772 shares remain available under the Company's Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code. This Plan was discontinued by the Human Resources Committee effective January 1, 2008.

        Our equity compensation plans that have not been approved by our shareholders are the 2000 Stock Incentive Plan and certain shares authorized for grant under the 1998

Non-Employee Directors' Stock Incentive Plan. Set forth below is a description of the material features of these plans:

  The 2000 Stock Incentive Plan provides for the grant of options and other equity awards to employees, excluding executive officers and directors. The Board of Directors adopted the Plan in 2000. Grants under the Plan are determined, and the Plan is administered by the Human Resources Committee of the Board of Directors (the "Committee") and certain officers to whom the Committee has delegated authority. The features of the Plan are similar to those of the 1998 Employees' Stock Incentive Plan, authorizing grants of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock-based awards. The Committee sets vesting terms of awards at grant; in some cases options or awards may vest upon the achievement of pre-set performance goals. To date, we have granted primarily options and restricted stock units under the Plan. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. Upon termination of employment, unvested options generally are forfeited and vested options expire 90 days after termination, except terms that are more favorable apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock units granted under the Plan are settled by delivery of shares, and generally have been subject to a risk of forfeiture upon termination of employment for a period of one to four years, except more favorable terms apply to termination due to death, disability or retirement. Holders of restricted stock units are entitled to dividend equivalents payable in cash upon vesting. The Committee has specified that certain awards under the Plan will become vested upon a change in control of IMS.

  The 1998 Non-Employee Directors' Stock Incentive Plan currently provides for the grant of options and restricted stock to non-employee directors. Under Securities and Exchange Commission rules, the Plan is considered approved by security holders but was amended by the Board of Directors to add 226,678 shares in 2000. Grants under the Plan are determined, and the Plan is administered by, the Human Resources Committee of the Board of Directors, subject to the review and approval of the full Board of Directors. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. The Committee sets vesting terms of awards at grant. Upon termination of service as a director, unvested options generally are forfeited and vested options expire 90 days after termination, except more favorable terms, including non-forfeiture of unvested options, apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock granted under the Plan is subject to a risk of forfeiture upon termination of service as a director, except in the case of death or disability or as otherwise determined by the Committee, for a period specified by the Committee.

 PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. The Board will ask IMS shareholders to ratify this selection at the Meeting.

Report of the Audit Committee

        PricewaterhouseCoopers LLP served as IMS's independent registered public accounting firm for the year ended December 31, 2008. PricewaterhouseCoopers has been IMS's independent auditor since July 1998, when IMS became an independent publicly traded company.

        Among its functions, the Audit Committee reviews the financial reporting process of IMS on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America and on the effectiveness, in all material respects, of internal control over financial reporting, based on criteria established in Internal Control—an Integrated Framework issued by The Committee of Sponsoring Organizations of The Treadway Commission (collectively, "COSO").

        The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also examined with the independent registered public accounting firm the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

        PricewaterhouseCoopers has also confirmed to IMS that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures in the form of a letter as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in IMS's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Audit Committee James D. Edwards, Chairman H. Eugene Lockhart William C. Van Faasen Bret W. Wise

 Fees Paid to Independent Registered Public Accounting Firm

        The accounting firm of PricewaterhouseCoopers served as IMS's independent auditors for the years ended December 31, 2008 and December 31, 2007. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for IMS worldwide.

Audit and Other Fees for Past Two Fiscal Years

        The following table sets forth the aggregate fees billed to IMS for services rendered by PricewaterhouseCoopers for the 2008 and 2007 fiscal years:

	2008	2007
	(in millions)
Audit fees(1)	$3.5	$4.4
Audit-related fees(2)	0.3	0.3
Tax fees(3)	1.9	1.1

Total	$5.7	$5.8

(1)
Audit fees principally include services related to the annual audit of the consolidated financial statements, audit of internal controls over financial reporting, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)
Audit-related fees consisted principally of audits of employee benefit plans, and financial accounting and reporting consultations for assurance and related services not already reported in Audit fees.

(3)
Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services. The increase in Tax fees related primarily to additional tax services rendered during 2008 as compared to 2007 associated with the reorganization of certain non-U.S. subsidiaries.

        All audit and non-audit services to be performed by IMS's independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Committee also has delegated to its Chairperson and each member determined to be an "audit committee financial expert," acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Committee at its next scheduled meeting.

        As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the next 12 months. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next 12 months.

        A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

        Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-related and Tax, none were billed pursuant to these provisions in fiscal 2008 without pre-approval.

        The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with their independence. Our Committee has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from IMS and its management.

        The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accountants for IMS for the year ending December 31, 2009. Ratification of the appointment of PricewaterhouseCoopers requires the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy at the Meeting and entitled to vote on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the Meeting and is free to make statements during the Meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment but may nonetheless determine to retain PricewaterhouseCoopers as IMS's independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

 PROPOSAL NO. 3: AMENDMENTS OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE PROVISIONS

        The Board recommends that shareholders approve the amendment of our Restated Certificate of Incorporation ("charter") to eliminate all supermajority vote provisions (the "Supermajority Vote Amendment").

        Currently, our charter requires the vote of 80% of the outstanding shares entitled to vote generally in the election of directors in order to (i) make changes in our by-laws which would be inconsistent with Articles Fifth (amendment of the By-laws), Seventh (election of the board) and Eighth (no action by written consent and calling special meetings) of our charter; (ii) remove a Continuing Classified Director for cause; (iii) fill a directorship at a special meeting where Delaware law confers such power on shareholders; and (iv) amend Articles Fifth or Eighth of our charter, as well as Article Ninth (which requires the supermajority vote to amend Articles Fifth and Eighth).

        If the Supermajority Vote Amendment is approved, holders of a simple majority of the outstanding shares of the Company could amend all provisions of our charter, and Continuing Classified Directors would be removable for cause by a majority of the outstanding shares. In addition, if the Supermajority Vote Amendment is approved, the Board will amend our by-laws to eliminate the requirement that shareholders can only amend certain by-laws with an 80% vote, and provide that all by-laws may be amended by the shareholders by a simple majority of the outstanding shares.

        As with many public companies, these supermajority voting requirements were originally implemented to protect the interest of the Company's stockholders broadly and were widely accepted corporate governance measures. Today, however, many investors and others have begun to question whether certain supermajority voting provisions conflict with principles of good corporate governance. The Board desires to be responsive to evolving standards of corporate governance and to the concerns of our stockholders. While the Board continues to recognize that supermajority voting requirements can be beneficial to interests of stockholders in some circumstances, the Board has evaluated the arguments for repealing these supermajority voting provisions and, after careful consideration, and upon recommendation of the Nominating and Governance Committee, has determined that the Supermajority Vote Amendment is in the best interests of the Company and its stockholders at this time.

        Appendix B shows the proposed changes to the relevant sections of our charter resulting from the proposed amendments, with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required

        For the Supermajority Vote Amendment to become effective, it must receive the affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors.

THE BOARD RECOMMENDS YOU VOTE FOR THE SUPERMAJORITY VOTE AMENDMENT.

OTHER MATTERS

        Other Business.    We know of no matters, other than those referred to in this Proxy Statement that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the persons named in the enclosed proxy card will have discretion to vote on those matters for you.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2010 Annual Meeting of Shareholders, the proposal must be received by us, marked to the attention of Robert H. Steinfeld, Corporate Secretary, at our principal executive offices by November 27, 2009. As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, and as permitted by SEC rules, certain procedures are provided that a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of IMS at 901 Main Avenue, Norwalk, Connecticut 06851. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2010 Annual Meeting no earlier than January 31, 2010, and no later than February 20, 2010.

        If, however, the date of our 2010 Annual Meeting is advanced more than 20 days, or delayed more than 70 days, from May 1, 2010, we must receive notice no earlier than 90 days prior to the 2010 Annual Meeting date and no later than the close of business (i) 70 days prior to the 2010 Annual Meeting date or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.

        The nomination must contain the following information about the nominee:

  •
  The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a Director; and

  •
  A signed consent of the nominee to serve as a Director of IMS, if elected.

        As to any other business a shareholder proposes to bring before the meeting, notice of a proposed item of business must include:

  •
  A brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

  •
  The shareholder's name and address;

  •
  The number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

  •
  Any material interest of the shareholder in such business.

INCORPORATION BY REFERENCE

        In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Report of the Human Resources

Committee on Executive Compensation" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SOLICITATION OF PROXIES

        Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2008 Annual Report will be supplied to brokers, banks or nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at an estimated fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses.

REDUCE MAILINGS

        If more than one copy of our 2008 Annual Report has been mailed to your address and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 27, 2009 Norwalk, Connecticut

APPENDIX A

IMS HEALTH INCORPORATED

Director Independence Standards
(Excerpts from Guidelines for Determining Director Independence)

        The Board of Directors of IMS Health Incorporated has adopted "Guidelines for Determining Director Independence" (the "Guidelines") which may be viewed on the Internet at http://www.imshealth.com. The Guidelines provide a basis for determining that individual Directors are "independent," meaning that each Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. This determination, to be made annually, helps assure the quality of the Board's oversight of management, reduces the possibility of damaging conflicts of interest, and complies with the listing standards of the New York Stock Exchange ("NYSE") applicable to IMS.

        The NYSE requires a listed company to disclose in its proxy statement its specific categorical standards of director independence. Section 2 of our Guidelines is reprinted below, setting forth our categorical standards for director independence:

          (2)  Objective Factors Demonstrating Director Independence.—IMS's Categorical Standards. Absent unusual circumstances, a Director meeting the requirements of (1) above [Note: Section (1) contains the stated NYSE bright line criteria for director "independence"] will be deemed to be independent under IMS's categorical standards if, during the current year and the preceding three years, the Director and his or her immediate family members:

    (a)
    Have not had, during 2005 or earlier years, a transaction or relationship with IMS triggering disclosure under Item 404(a) or (b) of Regulation S-K under the Securities Exchange Act of 1934 as then in effect;

      Note: A charitable organization that employs the Director will be treated as a business entity and IMS contributions to it will be treated as payments in applying Item 404(b);

    (b)
    Have not had, during 2006 and later years, a direct or indirect material interest in a transaction in which IMS was a participant triggering disclosure under Item 404(a) of Regulation S-K as in effect from November 7, 2006; and

    (c)
    Have not had an "interlocking" relationship, in 2005 or earlier years, of the type required to be disclosed under Item 402(j)(3) of Regulation S-K or, in 2006 or later years, of the type required to be disclosed under Item 407(e)(iii) of Regulation S-K as in effect from November 7, 2006 (in both cases this can arise where a Director is an executive officer of another entity and an executive officer of IMS is a Director of the other entity, if either of the two individuals has authority to set the compensation of the other).

[Sections 1, 3, 4 and 5 omitted]

A-1

APPENDIX B

        FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. ~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws which is to the same effect as Article Fifth, Article Seventh, and Article Eighth of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.~~

        SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. At the annual meeting of stockholders that is held in calendar year 2008, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors' successors shall have been elected and qualified. Commencing at the annual meeting of stockholders that is held in calendar year 2009, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of stockholders held in calendar year 2010 or 2011 (a "Continuing Classified Director") shall continue to hold office until the end of the term for which such director was elected and until such director's successor shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors shall have been elected and qualified. A director shall hold office until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. ~~If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.~~ Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed with or without cause, by the affirmative vote of at least a majority in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that Continuing Classified Directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority ~~80%~~ in voting power of the shares of the corporation entitled to vote generally in the election of directors (voting as a single class) cast at a meeting of the stockholders called for that purpose.

        (2)  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the

B-1

terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) applicable thereto.

        ~~NINTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Eighth or this Article Ninth or to adopt any provision inconsistent therewith.~~

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ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 1, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.
		1.	Election of Directors	FOR	AGAINST	ABSTAIN
			H. Eugene Lockhart	☐	☐	☐
			Bradley T. Sheares	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
				FOR	AGAINST	ABSTAIN
		2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2009.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.
				FOR	AGAINST	ABSTAIN
		3.	Approval of the amendments to the Restated Certificate of Incorporation to Eliminate the Supermajority Vote Provisions.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 1, 2009

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
-OR-
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER
-OR-
IN PERSON—You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:00 PM Eastern Time the day before the cut-off or meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.
		1.	Election of Directors	FOR	AGAINST	ABSTAIN
			H. Eugene Lockhart	☐	☐	☐
			Bradley T. Sheares	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
				FOR	AGAINST	ABSTAIN
		2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2009.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.
				FOR	AGAINST	ABSTAIN
		3.	Approval of the amendments to the Restated Certificate of Incorporation to Eliminate the Supermajority Vote Provisions.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMS HEALTH INCORPORATED

2009 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 2009.

        The undersigned shareholder hereby appoints DAVID R. CARLUCCI, LESLYE G. KATZ and ROBERT H. STEINFELD, and each of them, officers and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IMS Health Incorporated, to be held at The Hyatt Regency, Greenwich, Connecticut on Friday, May 1, 2009, at 11:30 a.m. and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" All Nominees under Item 1, the election of H. Eugene Lockhart and Bradley T. Sheares, "FOR" Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2009, and "FOR" Item 3, the approval of the amendments to the Restated Certificate of Incorporation to eliminate the supermajority vote provisions.

        For participants in the IMS Health Incorporated Savings Plan that have contributions invested in IMS Common Stock, this proxy card will serve as a voting instruction for the Trustee of the Plan. Participants must return their proxy cards prior to April 27, 2009. American Stock Transfer & Trust Company will then forward the proxy cards to the Trustee. If a participant's proxy card is not received by April 27, 2009 or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the Trustee will vote the participant's shares of Common Stock in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

        (Continued and to be signed on the reverse side)